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                              AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT

                           DATED AS OF MARCH 11, 1998

                                 BY AND BETWEEN

                           KELLSTROM INDUSTRIES, INC.
                                 (THE BORROWER)

                                       AND

                               BARNETT BANK, N.A.
                                   (THE BANK)

                                 $100,000,000.00

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Copyright 1998
English, McCaughan & O'Bryan, P.A.
All Rights Reserved.

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                                TABLE OF CONTENTS

               (The Table of Contents for this Amended and Restated Revolving Loan Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Amended and Restated Revolving Loan Agreement.)

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ARTICLE/SECTION       HEADING                                                           PAGE
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
ARTICLE I        DEFINITIONS AND ACCOUNTING TERMS..........................................2
        1.01     Definitions...............................................................2
        1.02     Accounting Terms.........................................................21

ARTICLE II       AMOUNTS AND TERMS OF LOAN................................................21
        2.01     Loan.....................................................................21
        2.02     Borrowing Base for the Loan..............................................21
        2.03     Other Advance Limitations................................................23
        2.04     The Note.................................................................24
        2.05     Advance of Proceeds of the Loan..........................................24
        2.06     Interest Rate; Payment of the Note.......................................24
        2.07     Prepayments..............................................................25
        2.08     Calculation of Interest..................................................25
        2.09     Setoff...................................................................25
        2.10     Late Payment Penalty.....................................................25
        2.11     Use of Proceeds..........................................................26
        2.12     Letter of Credit.........................................................26
        2.13     Letter of Credit Requests; Notices of Issuance...........................27
        2.14     Agreement to Repay Letter of Credit Drawings.............................27
        2.15     Right to Debit Account...................................................27
        2.16     Fees.....................................................................28

ARTICLE III      CUSTODY, INSPECTION, COLLECTION AND HANDLING OF COLLATERAL AND RECORDS...28
        3.01     Collection of Accounts...................................................28
        3.02     Power of Attorney........................................................28
        3.03     Liability for Handling Collateral........................................29
        3.04     Custodian of Collateral..................................................29
        3.05     Cash Collateral Account(s)...............................................29

ARTICLE IV       REPRESENTATIONS AND WARRANTIES...........................................30
        4.01     Organization, Corporate Powers, etc......................................30
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
        4.02     Authorization of Loan, etc...............................................31
        4.03     Financial Statements.....................................................31
        4.04     Tax Returns and Payments.................................................31
        4.05     Agreements...............................................................32
        4.06     Title to Properties and Assets, Liens, etc...............................32
        4.07     Litigation, etc..........................................................32
        4.08     Consents and Approvals...................................................32
        4.09     Enforceable Obligations..................................................32
        4.10     Full Disclosure..........................................................32
        4.11     Hazardous Materials......................................................33
        4.12     Outstanding Debt.........................................................33
        4.13     Designated Senior Indebtedness; Compliance with Indenture................34
        4.14     Affirmation of Previous Transactions and Initial Loan
                 Documents and Warranties and Representations;
                 Assumption of Obligations under Initial Transactions
                 and Initial Loan Documents...............................................34

ARTICLE V        COVENANTS OF BORROWER....................................................34
        5.01     Affirmative Covenants....................................................34
        5.02     Negative Covenants.......................................................42
        5.03     Financial Covenants......................................................46

ARTICLE VI       CONDITIONS OF LENDING....................................................47

A.      The First Advance.................................................................47
        6.01     Evidence of Borrower Action..............................................47
        6.02     Note.....................................................................47
        6.03     Opinion of Counsel to Borrower...........................................47
        6.04     Security Agreement and Other Security Documents..........................47
        6.05     Financing Statements.....................................................48
        6.06     Property and Public Liability Insurance..................................48
        6.07     Fees.....................................................................48
        6.08     Concerning the Subordinated Debt.........................................48
        6.09     Other Documents..........................................................48
        6.10     Asset-Based Lending Audit................................................48
        6.11     Stock of Subsidiaries....................................................49
        6.12     December 31, 1997 Draft Financial Statements.............................49
        6.13     Credit Approval..........................................................49

B.      All Advances......................................................................49
        6.14     Compliance...............................................................49
        6.15     Delivery of Documents....................................................50
        6.16     Borrowing Request........................................................50
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
        6.17     Supplemental Opinions....................................................50
        6.18     Documentation and Proceedings............................................50
        6.19     Required Acts and Conditions.............................................50
        6.20     Approval of Bank's Counsel...............................................50
        6.21     Guaranty and Pledge Agreement from Affiliates Created
                 Post-Closing.............................................................50
        6.22     Representations and Warranties...........................................51
        6.23     No Default or Adverse Change.............................................51
        6.24     Loan Documents...........................................................51
        6.25     Payment of Unused Fee....................................................51
        6.26     Subordination Agreement..................................................51
        6.27     FAA Filing and Lien Search...............................................52

ARTICLE VII      EVENTS OF DEFAULT........................................................52
        7.01     Events of Default........................................................52

ARTICLE VIII     RIGHTS UPON DEFAULT......................................................54
        8.01     Acceleration.............................................................54
        8.02     Right of Setoff..........................................................54
        8.03     Other Rights.............................................................54
        8.04     Uniform Commercial Code..................................................55

ARTICLE IX       MISCELLANEOUS............................................................55
        9.01     No Waiver, Cumulative Remedies...........................................55
        9.02     Entire Agreement; Amendments, etc........................................55
        9.03     Addresses for Notices, etc...............................................55
        9.04     Applicable Law...........................................................56
        9.05     Survival of Representations and Warranties...............................56
        9.06     Time of the Essence......................................................57
        9.07     Headings.................................................................57
        9.08     Severability.............................................................57
        9.09     Counterparts.............................................................57
        9.10     Conflict.................................................................57
        9.11     Duration.................................................................57
        9.12     Expenses.................................................................57
        9.13     Successors and Assigns...................................................58
        9.14     Cross Defaults...........................................................58
        9.15     Non-Waiver...............................................................59
        9.16     WAIVER OF TRIAL BY JURY..................................................59

JOINDER AND CONSENT OF GUARANTORS.........................................................60

EXHIBIT "A"      Form of Advance Note.....................................................61
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
EXHIBIT "B"      Form of Consolidated Note................................................62

EXHIBIT "C"      Form of Security Agreement and FAA Security Agreement....................63

EXHIBIT "D"      Opinion of Counsel.......................................................64

EXHIBIT "E"      Form of Corporate Guaranty...............................................65

EXHIBIT "F"      Borrowing Base Certificate...............................................66

EXHIBIT "G"      Borrowing Request........................................................67

EXHIBIT "H"      Preapproved Foreign Whole Aircraft Engines as of Closing.................68

SCHEDULE 4.07    Pending Litigation.......................................................69

SCHEDULE 5.01(l) Outstanding Debt.........................................................70

SCHEDULE 5.02(c) Places of Business.......................................................71

SCHEDULE 5.02(f) Permitted Liens..........................................................72

SCHEDULE 5.02(k) Returns and Credit Policies..............................................73
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                                      -vi-

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                  AMENDED AND RESTATED REVOLVING LOAN AGREEMENT

                                    PREAMBLE

        THIS AMENDED AND RESTATED REVOLVING LOAN AGREEMENT (this "AGREEMENT") is made and entered into as of March 11, 1998, by and between KELLSTROM INDUSTRIES, INC., a Delaware corporation ("BORROWER"), and BARNETT BANK, N.A., a national banking association, or its successors, assigns, and affiliates ("BANK").

                                    RECITALS

A. Bank entered into a loan transaction (the "INITIAL TRANSACTION") with Borrower on April 24, 1997, under which Bank provided to Borrower a loan (the "INITIAL LOAN") in the original principal amount of $55,000,000.00, secured by the "Collateral" (as hereinafter defined).

B. The Initial Transaction was evidenced and secured by, among other things: (1) Promissory Note (the "INITIAL NOTE") dated April 24, 1997, executed in favor of Bank, in the original principal amount of $55,000,000.00; (2) Revolving Loan Agreement dated April 24, 1997 (the "INITIAL LOAN AGREEMENT"); (3) Security Agreement dated April 24, 1997 (the "SECURITY AGREEMENT"); and (4) UCC-1 Financing Statements filed with the Secretaries of State of Florida, New York, Connecticut, California, Georgia, Missouri, and Texas (the "INITIAL FINANCING STATEMENTS") (collectively, the Initial Note, the Initial Loan Agreement, the Security Agreement, and the Initial Financing Statements, the "INITIAL LOAN DOCUMENTS").

C. Borrower has requested that: (1) the amount of financing under the Initial Loan be increased to $100,000,000.00 (as so increased, the "LOAN", as it may be amended, renewed, or increased from time to time), to be evidenced by a one-day note executed by Borrower in favor of Bank, in the original principal amount of $45,000,000.00 (the "ADVANCE NOTE") and a revolving credit note executed by Borrower in favor of Bank in the original principal amount of $100,000,000.00, that would consolidate the Initial Note and the Advance Note (the "CONSOLIDATED NOTE"); (2) certain of the terms and conditions governing the Initial Loan Agreement be modified; and (3) the Initial Loan Agreement be amended and restated in its entirety.

D. Bank has agreed to make and Borrower has agreed to accept the Loan described above, upon the terms and conditions set forth in this Agreement.

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


        NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, and for consideration, acknowledged to be adequate, Borrower and Bank, intending to be legally bound, agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

I.1 Definitions. For the purposes of this Agreement, the following terms shall have the respective meanings specified in this Section 1.01 (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Account" shall mean any right to payment for goods sold or leased or for services rendered by Borrower which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, including, but not limited to, all contract rights and accounts receivable.

        "Account Debtor" shall mean any Person who is obligated on an Account.

        "Account Collateral Certificate" shall mean a certificate executed and certified correct by an Authorized Representative of Borrower and in form acceptable to Bank setting forth the name and address of each Account Debtor, the amount owed by each Account Debtor and the period of time said Account has been outstanding.

        "Adjusted Base Rate" shall mean a per annum rate of interest that is equal to the Base Rate (as hereinafter defined) minus the Base Rate Spread (as hereinafter defined). The rate of interest charged under this Agreement on sums bearing interest at the Adjusted Base Rate shall change each time the Base Rate is changed. Any such change in the rate of interest shall become effective as of the opening of business on the day on which such change in the Base Rate is made generally effective. A certificate executed by an officer of Bank shall be conclusive as to the Adjusted Base Rate but no certificate need be issued for the Adjusted Base Rate to be effective hereunder.

        "Adjusted Libor" shall mean a per annum rate of interest that is equal to Libor (as hereinafter defined) plus the Libor Spread (as hereinafter defined).

        "Advance" shall mean the proceeds of the Loan delivered to Borrower by Bank pursuant to Section 2.05.

        "Advance Date" shall mean the date of the Initial Advance or any Subsequent Advance under this Agreement.

        "Advance Note" shall have the meaning set forth in the Recitals.

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        "Aero Support" shall mean Aero Support Holdings, Inc., a Delaware corporation.

        "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with Borrower, including a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, through the ownership of voting stock, by contract, management, understanding, relationship, or otherwise, the power to direct or cause the direction of the management and policies of such corporation.

        "Agreement" shall have the meaning set forth in the Preamble.

        "Appraisal" shall mean an appraisal certified to Bank and current within thirty (30) days of the applicable time, and "appraised value" shall mean the value as of or within thirty (30) days before the applicable time.

        "Assets" shall mean all property, real or personal, tangible or intangible, in which Borrower has any legal, beneficial or other interest.

        "Authorized Representative" shall mean the president, vice president, chief executive officer, chief financial officer, controller or treasurer (or other officer, member, partner or other representative of an entity who is specifically authorized and whose authorization is approved by Bank to execute agreements, documents, or certifications on behalf of such entity and authorized to make decisions, institute litigation, and take all other necessary actions on behalf of such entity).

        "Bank" shall have the meaning set forth in the Preamble.

        "Bank's Parties" shall have the meaning set forth in Section 4.14 herein.

        "Base Rate" shall mean the Prime Rate.

        "Base Rate Loan" shall mean that portion of the outstanding principal balance of the Loan for which the interest rate is the Adjusted Base Rate.

        "Base Rate Portion" shall mean that portion of the outstanding principal balance of the Loan which is not included in any Libor Portion.

        "Base Rate Spread" shall mean one-fourth percent (1/4%).

        "Book Net Worth" shall mean common stock plus paid-in capital plus retained earnings, as defined according to GAAP.

        "Books" shall mean the full and complete books of accounts and other records reflecting the results of Borrower's and its Affiliates' operations, in accordance with GAAP, including but not limited to any documents, instruments, agreements, information, data, statements, certificates, or other matters that Borrower is required, pursuant to the terms of this Agreement and the other Loan Documents, to deliver to Bank.

        "Borrower" shall have the meaning set forth in the Preamble.

        "Borrowing Base" shall mean the assets of Borrower against which Advances may be made, as calculated according to the formula set forth in Sections 2.02 and 2.03.

        "Borrowing Base Certificate" shall mean a certificate executed with respect to the Loan and delivered to Bank pursuant to Section 5.01(a)(iii), such certificate being certified as being true and correct by the chief financial officer or other Authorized Representative of Borrower, setting forth the calculations leading to, as well as the amount of, the relevant Borrowing Base (as further described in Sections 2.02 and 2.03) and including a statement that Borrower is in full compliance with all provisions of the Loan Documents (including without limitation all financial covenants and conditions), the form of which certificate shall be substantially similar to Exhibit F hereto.

        "Borrowing Date" shall mean the date of the Initial Advance or any Subsequent Advance under this Agreement.

        "Borrowing Request" shall mean a request for a Loan, in the form of Exhibit "G" attached hereto.

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close.

        "Capital Expenditure" shall mean, on a consolidated basis, expenditures considered to be capital expenditures under GAAP, including all expenditures made by Borrower and its Affiliates for the maintenance of its Assets, not including expenditures made in connection with periodic overhauls and inspections of equipment and engines in inventory (and not including expenditures made in connection with acquisitions of other entities or substantially all the assets of other entities), which expenditures are or are required to be capitalized on its balance sheet for financial reporting purposes in accordance with GAAP.

        "Capital Funds" shall mean the Book Net Worth plus Subordinated Debt, less any Intangible Assets. The calculation of Book Net Worth shall include one hundred percent (100%) of all equity offerings by Borrower.

        "Capital Funds Ratio" shall mean, as of any particular date, the ratio of all Liabilities of Borrower less Subordinated Debt, divided by Capital Funds.

        "Capitalized Lease Obligations" shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the balance sheet of Borrower.

        "Cash Collateral Account(s)" shall mean Borrower's account(s) established with Bank pursuant to Section 3.05 hereof, which account(s) shall, unless and until the occurrence of an Event of Default, constitute the primary depository account(s) for payments received by Borrower. Upon the occurrence of an Event of Default or on request of the Bank, the Cash Collateral Account(s) may, at Bank's sole discretion, be replaced with a lockbox/lockboxes established at Bank to receive payments under the Loan.

        "Chattel Paper" shall mean a writing or writings that evidence both a monetary obligation and a security interest in or a lease of specific goods.

        "CIRRA" shall mean the Convention on the International Recognition of Rights in Aircraft, signed June 19, 1948, and effective September 17, 1953 (as ratified by signatories thereto).

        "Closing Date" shall mean March ___, 1998.

        "Collateral" shall mean and include:

               a. all Accounts, contract rights, Instruments, Chattel Paper, Documents, Equipment and General Intangibles of Borrower including all bank accounts in which Borrower has deposited proceeds of any Collateral, all patents, trademarks and trade names, files, correspondence, advertising programs, customer lists, all monies becoming due Borrower from any sale of Collateral on account of rebates, warranty service, or bonuses; all amounts due under and all rights under any letters of credit for the benefit of Borrower or in which Borrower has rights;

               b. any other obligations or indebtedness owed to Borrower from whatever source arising;

               c. all rights of Borrower to receive any payments in money or in kind;

               d. all of Borrower's right, title and interest in and to, and all of Borrower's rights, remedies, security interests and liens under, guaranties or other contracts of suretyship, security therefor, security agreements, deposits, interest rate protection agreements, leases, maintenance and other reserves, or other agreements or property securing or relating to any of the items referred to in subparagraph (a) hereof or acquired for the purpose of securing and enforcing any of such items;

               e. all of Borrower's right, title, and interest in and with respect to the goods, services, or other property that gave rise to or that secure any of the foregoing and insurance policies relating thereto, and all of Borrower's rights as an unpaid seller of goods and services, including, but not limited to, the rights of stoppage in transit, replevin, reclamation, repossession, and resale;

               f. all Inventory now owned or hereafter owned or acquired by Borrower, wherever located, whether in possession of a seller and identified to a contract of sale between a seller and Borrower, in transit from the seller to Borrower, in transit from Borrower to a purchaser, or being returned to Borrower from any purchaser, on Borrower's premises or elsewhere, all contractual rights to purchase inventory, all shipping invoices, bills of lading, and warehouse receipts covering such inventory, all finished goods Inventory, all raw materials, work in process and other materials to be used or consumed in Borrower's business;

               g. all instruments, documents, securities, cash, post office boxes, lockboxes, and property owned by Borrower or in which Borrower has an interest (except as to which accounts Borrower is trustee), which now or hereafter are at any time in the possession or control of Bank or in transit by mail or carrier to or in the possession of any third party acting on behalf of Bank, without regard to whether Bank received the same in pledge, for safekeeping, as Bank for collection or transmission or otherwise or whether Bank had conditionally released the same, and all of Borrower's deposits, accounts, balances, sums and credits with, and all of Borrower's claims against, Bank;

               h. all Books and Records of Borrower, including computer records, files, directories, disks, manuals, imaging equipment, tapes and programs, correspondence, all computer software (including all imaging software) and hardware and Borrower's rights under license agreements or other agreements to any software necessary to utilize, access or obtain any thereof, and hard copies of information related to or retrieved using such items;

               i. all awards and settlements hereafter made, and all insurance proceeds paid, for any damage to the Collateral and all unearned insurance premiums on any insurance policies maintained by Borrower;

               j. all bank accounts, certificates of deposit, and trust accounts of Borrower and all other property and money of Borrower now or hereafter in the possession, custody or control of Bank;

               k. all of Borrower's Ownership Interests (as hereinafter defined);

               l. all of the foregoing, whether now owned or existing or hereafter created or acquired by Borrower; and

               m. proceeds and products of all such Collateral.

        "Commitment" shall mean the Bank's undertaking to make the Loan to Borrower, subject to the terms and conditions hereof, in an original principal amount not to exceed One Hundred Million and No/100 Dollars ($100,000,000.00).

        "Consent of Lessor" shall mean a landlord subordination agreement or waiver of statutory lien rights, as may be requested by Bank.

        "Consolidated Note" shall have the meaning set forth in the Recitals.

        "Contingent Liabilities" shall mean guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock, or dividends of any Person; both as determined in accordance with GAAP.

        "Core Trading Asset Level" shall mean the combined value of Borrower's Accounts and Inventory.

        "Current Liabilities" shall mean those liabilities of Borrower and its Subsidiaries on a consolidated basis, or any portion thereof, the maturity of which will not extend beyond one year from the date said determination is to be made, but excluding all inter-company Liabilities between Borrower and such Subsidiaries.

        "Debentures" shall mean the 5-3/4% Convertible Subordinated Notes due 2002 issued by Borrower as of October 10, 1997, pursuant to the Indenture, in the total principal amount of Fifty-Four Million and 00/100 Dollars ($54,000,000.00).

        "Debt Service Coverage Ratio" shall be calculated as follows:

   Net Profit + Interest Expense + Depreciation Expense + Amortization Expense
--------------------------------------------------------------------------------
   Interest Expense + Current Maturities of Long Term Liabilities + Dividends

        "Default" shall mean any event or condition that with the passage of time or giving of notice, or both, would constitute an Event of Default.

        "Default Rate" shall mean the highest rate of interest permitted from time to time by applicable law.

        "Discriminatory Advances" shall mean all Advances made against Eligible Accounts, New Parts Inventory, FAA-Certified Overhauled Parts Inventory, Serviceable Parts Inventory, and Whole Aircraft Engines (including Inventoried Engines and Leased Engines).

        "Document" shall mean a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which, in the regular course of business or financing, is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and goods it covers.

        "Dollars" shall mean lawful money of the United States of America.

        "Domestic Account" shall mean Accounts arising from sales within the United States.

        "Domestic Whole Aircraft Engines" shall mean Inventoried Engines that are located in the United States.

        "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization expenses.

        "Eligible Accounts" shall mean Eligible Domestic Accounts and Eligible Foreign Accounts.

        "Eligible Domestic Accounts" shall mean the net amount of Domestic Accounts outstanding after eliminating from the aggregate amount of outstanding Domestic Accounts, such Domestic Accounts as to which more than ninety (90) days have elapsed since the invoice date, and after eliminating such Domestic Accounts as Bank desires in its sole discretion including, by way of example, but not limited to:

        a all Domestic Accounts arising from sales or services to any Account Debtor affiliated with Borrower;

        b the amount of Domestic Accounts existing as of any point in time during the term of the Loan arising from sales or services to any one Account Debtor that exceeds ten percent (10%) of Borrower's Tangible Capital Funds as of such time (unless such Domestic Accounts are otherwise approved by Bank, in its sole discretion);

        c all United States Government account receivables as to which Borrower has failed to execute such instruments and take all steps required by Bank or necessary in order that all monies due and to become due thereunder have been assigned to Bank and notice thereof given to the applicable department, agency and/or instrumentality of the United States Government under the Federal Assignment of Claims Act, as same may be amended from time to time;

        d those Domestic Accounts excluded because of the credit worthiness of any Account Debtor;

        e if ten percent (10%) or more of a Domestic Account arising from sales or services to one Account Debtor remains unpaid for ninety (90) or more days from the date of the invoice, then all Accounts from that debtor shall be deemed ineligible; and

        f deducting from the aggregate face amount of the remaining Domestic Accounts all payments, adjustments (including any contra accounts arising out of sales to and purchases from a particular party), allowances, deductions, discounts and credits applicable thereto and all amounts due thereon reasonably considered by Bank difficult to collect or uncollectible by reason of return, rejection, repossession, loss or damage of or to the merchandise giving rise thereto.

        This list is non-inclusive. The Borrowing Base is at all times subject to the right of Bank to modify it based on findings of its asset-based lending audits and Bank's sole judgment.

        "Eligible Foreign Accounts" shall mean the net amount of Foreign Accounts outstanding after eliminating from the aggregate amount of outstanding Foreign Accounts, such Foreign Accounts as to which more than ninety (90) days have elapsed since the invoice date, and after eliminating such Foreign Accounts as Bank desires in its sole discretion including, by way of example, but not limited to:

        a all Foreign Accounts arising from sales or services to any Account Debtor affiliated with Borrower;

        b the amount of Foreign Accounts existing as of any point in time during the term of the Loan arising from sales or services to any one Account Debtor that exceeds ten percent (10%) of Borrower's Tangible Capital Funds as of such time (unless such Foreign Accounts are otherwise approved by Bank, in its sole discretion); and

        c if ten percent (10%) or more of a Foreign Account arising from sales or services to one Account Debtor exceeds ninety (90) days from the date of the invoice, then all Accounts from that Account Debtor shall be deemed ineligible.

        Foreign Accounts are subject to specific individual pre-approval by Bank in addition to the eligibility requirements listed above for Eligible Foreign Accounts. Borrower will submit a list of international clients for eligibility as Foreign Accounts. Bank will pre-approve Foreign Accounts eligibility limits and foreign country limits individually. These limits may be reviewed and adjusted from time to time at Bank's sole discretion.

        "Eligible Inventory" shall mean all Inventory of Borrower that was acquired two years or less than two years before the date of any requested Advance based in part or in whole on such Inventory, provided that so long as any Inventory is located in California on real property leased by Borrower, any such California Inventory, to the extent by which its value exceeds Six Hundred Thousand and No/100 Dollars ($600,000.00), shall not be considered Eligible Inventory.

        "Equipment" shall mean all goods used or bought for use primarily in the business of Borrower that are not included in the definition of Inventory.

        "Equitable" shall have the meaning described in the definition of "Equitable Loan."

        "Equitable Loan" shall mean that certain subordinated loan in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) extended by The Equitable Life Assurance Society of the United States ("THE EQUITABLE") to Borrower, evidenced by the Securities Purchase Agreement dated as of January 15, 1997, between Borrower and The Equitable, as amended, including Consent and Fourth Amendment of even date herewith.

        "ERISA" shall have the meaning described in the definition of "Plan."

        "Event of Default" shall mean any event of default specified in Article VIII of this Agreement, after the expiration of any applicable grace period.

        "FAA" shall mean the Federal Aviation Administration or any successor agency.

        "FAA-certified Overhauled Parts Inventory" shall mean those items of Parts Inventory that have accumulated zero hours and cycles since their refurbishment and re-certification by an FAA-certified repair station.

        "FAA Security Agreement" shall mean the FAA security agreement of each of Borrower and Guarantor, as applicable, granting a security interest to Bank in the Collateral, substantially in the form of Exhibit "C" attached hereto, as same may be amended from time to time.

        "Federal Assignment of Claims Act" shall mean 41 U.S.C. 'SS' 15 and 31 U.S.C. 'SS' 3727.

        "Fee Letter" shall have the meaning set forth in Section 6.07.

        "Financing Statement" shall mean all financing statements permitted under the UCC or any other state law or federal law for the purpose of perfecting the security interest in the Collateral granted by Borrower to Bank under the Security Agreement and the FAA Security Agreement (the "SECURITY INTEREST"), and shall include (without limitation) financing statements to be filed in the States of California, Louisiana, New York and Florida or any other state against Borrower as debtor, and FAA Security Agreements or other documents to be filed with the FAA.

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


        "Foreign Account" shall mean Accounts arising from sales or services to Account Debtors primarily conducting business in foreign countries whether or not supported by an irrevocable Letter of Credit issued in favor of Borrower. All Foreign Accounts shall be subject to individual preapproval by Bank.

        "Foreign Whole Aircraft Engines" shall mean Inventoried Engines that are located outside the United States. For purposes of calculating the Borrowing Base, Foreign Whole Aircraft Engines shall mean only those engines located in jurisdictions that are signatories to CIRRA. Furthermore, Foreign Whole Aircraft Engines are subject to specific individual pre-approval by Bank in addition to the eligibility requirements listed for eligible Whole Aircraft Engines. Borrower will submit a list of engines for eligibility as Foreign Whole Aircraft Engines. Any such preapproved Foreign Whole Aircraft Engines as of the Closing Date are set forth on Exhibit "H" hereto. Bank will preapprove Foreign Whole Aircraft Engine eligibility limits individually. These limits may be reviewed and adjusted from time to time at Bank's sole discretion.

        "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof.

        "General Intangibles" shall mean any personal property (including things in action) other than goods, Accounts, Chattel Paper, Instruments and money, and shall include, but not be limited to, tax refunds, returns of insurance premiums and customer lists.

        "Goods" shall mean all things that are moveable at the time the security interest attaches or that are fixtures, but shall not include money, Documents, Instruments, Accounts, Chattel Paper, General Intangibles, or minerals or the like (including oil and gas) before extraction.

        "Guarantor" shall mean, individually, any guarantor of the Loan, including each of Borrower's Subsidiaries existing as of the Closing Date and any other Subsidiary acquired or created during the term of the Loan.

        "Hazardous Materials" shall mean materials defined as "hazardous waste" under the Federal Resource Conservation and Recovery Act, as amended, and similar state laws, or as "hazardous substances" under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and similar state laws, and any solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal health and well being.

        "Headquarters Transaction" shall mean the contemplated construction of a new headquarters for Borrower, which is currently planned to involve the issuance of development bonds backed by a letter of credit, and which is contemplated to total not more than Ten Million and No/100 Dollars ($10,000,000.00). The Headquarters Transaction shall be cross-defaulted with the Loan.

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


        "Improvements" shall mean the improvements now or hereafter made to the Collateral or any portion thereof, together with all fixtures, furnishings, machinery, equipment, and personal property necessary for the use or operation thereof.

        "Indenture" shall mean that certain Indenture dated October 10, 1997, between Borrower and First Union National Bank as Indenture Trustee.

        "Initial Advance" shall mean the initial delivery of a portion of the proceeds of the Loan pursuant to the terms hereof on or after the Closing Date.

        "Initial Advance Date" shall mean the date on which the first Advance is made under the Loan.

        "Initial Financing Statements" shall have the meaning set forth in the Recitals.

        "Initial Loan" shall have the meaning set forth in the Recitals.

        "Initial Loan Agreement" shall have the meaning set forth in the Recitals.

        "Initial Loan Documents" shall have the meaning set forth in the Recitals.

        "Initial Note" shall have the meaning set forth in the Recitals.

        "Initial Transaction" shall have the meaning set forth in the Recitals.

        "Instruments" shall mean a negotiable instrument or a security or any other writing which evidences a right to the payment of money (whether or not negotiable) and is not itself a security agreement or a lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

        "Intangible Assets" shall mean those assets of Borrower and its Subsidiaries on a consolidated basis which, in accordance with GAAP, are not Tangible Assets and shall include, but not be limited to, patents, copyrights, trademarks, trade names, franchises, goodwill, covenants not to compete, experimental expenses, prepaid finance charges and other similar assets which would be classified as "intangible assets" under GAAP.

        "Inventory" shall mean all Parts Inventory, Whole Aircraft Engines, goods, merchandise, and other personal property now owned or hereafter owned or acquired by Borrower that are held for sale or lease or that are possessed for sale or lease, or that are furnished or are to be furnished under any contract of service or are raw materials, work-in process, supplies, finished goods or materials used or consumed in Borrower's business, and all other tangible property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Borrower's business, and all products, substitutions, replacements, additions, or accessions for or to any of the foregoing. The value of Inventory shall be based on the cost to Borrower or the

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


market value of such Inventory, whichever is lower, after deducting an amount or percentage for slow-moving or obsolete Inventory, such amount or percentage to be determined solely by Bank in its reasonable discretion.

        "Inventory Collateral Certificate" shall mean a certificate executed and delivered to Bank pursuant to Section 5.01(a)(iii), certified as correct by an Authorized Representative of Borrower in form acceptable to Bank setting forth information concerning descriptions, quantities, costs, fair market value and the location of all Inventory.

        "Inventoried Engines" shall mean Whole Aircraft Engines that are part of the Inventory of Borrower.

        "IRS Code" shall have the meaning described in the definition of "Plan."

        "Kellstrom International Sales Corporation" shall mean Kellstrom International Sales Corporation, a United States Virgin Islands corporation and Subsidiary of Borrower.

        "Leased Engines" shall mean Whole Aircraft Engines that Borrower owns but are, at the time of such classification, subject to leases to third parties.

        "Leases" means any interest Borrower has in any real or personal property Leases, whether as lessor or lessee, and includes without limitation any interest Borrower currently has or in the future may have in rental monies and other proceeds of any Lease.

        "Letter of Credit" shall mean an irrevocable standby letter of credit for the account of Borrower in such form as may be approved by Bank.

        "Letter of Credit Fee" shall mean one percent (1%) per annum of the stated amount of each Letter of Credit, prorated for the term of such Letter of Credit to a minimum of one-quarter percent (1/4%) or Seven Hundred Fifty and No/100 Dollars ($750.00), whichever is less; and payable at issuance of each Letter of Credit issued on behalf of Borrower.

        "Letter of Credit Request" shall have the meaning set forth in Section
2.13 hereof.

        "Liabilities" shall mean all liabilities and obligations of Borrower, or all liabilities and obligations of Borrower and its Subsidiaries on a consolidated basis, as the case may be, and shall include Long Term and Contingent Liabilities and/or Current Liabilities, as the case may be, all as determined in accordance with GAAP.

        "Libor" shall mean the offered rate for deposits in United States dollars in the London Interbank market for the Libor Interest Period which appears on the Libor Rate Reference Page as of 11:00 a.m. (London time) on the day that is two Business Banking Days preceding the first Business Day of the Interest Period. If at least two such offered

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


rates appear on the Libor Rate Reference Page, the rate will be the arithmetic mean of such offered rates.

        "Libor Interest Period" shall mean, for each Libor Portion, a period from the date of commencement of the Adjusted Libor on the subject portion of the outstanding principal balance of the Loan to the day which shall occur 1, 2, or 3 months after the date of such commencement, as selected by Borrower pursuant to this Agreement. However, if the last day of such Libor Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day unless such extension would extend the maturity date of such Libor Interest Period or cause the last day to occur in a new calendar month, in which event such last day shall be the immediately preceding Business Day.

        "Libor Portion" shall mean each portion of the outstanding principal balance of the Loan on which, as a result of Borrower's election hereunder, Borrower is being charged interest at the corresponding Adjusted Libor for the corresponding Libor Interest Period. Each Libor Portion must be an integral multiple of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and be not less than One Million and No/100 Dollars ($1,000,000.00).

        "Libor Rate Reference Page" shall mean either (1) the Reuters Screen LIBO Page; (2) the Dow Jones Telerate Page 3750; or (3) such other nationally recognized source as may from time to time be used by Bank in its sole discretion as a reference for determining any applicable Libor rate.

        "Libor Spread" shall be the following:

               Senior Debt/EBITDA Ratio                   Libor Spread

               4.00x through and including 5.00x          275 basis points
               3.00x through and including 3.99x          250 basis points
               2.50x through and including 2.99x          225 basis points
               1.75x through and including 2.49x          200 basis points
               0.00x through and including 1.74x          175  basis points

        The Senior Debt/EBITDA Ratio shall be measured as of the end of each calendar quarter based upon financial information provided by Borrower in accordance with the provisions of this Agreement. Changes in the Libor Spread shall be effective forty-five (45) days after the end of each fiscal quarter.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind and shall include, but not be limited to, any agreement to give any of the foregoing, any conditional sales or other title retention agreements, or any lease in the nature thereof, the filing of or agreement to give any financing statement under the UCC of any

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


jurisdiction, the lien of a lien creditor as defined in the UCC, and the lien of a statutory lienor.

        "Loan" shall have the meaning set forth in the Recitals.

        "Loan Documents" shall mean this Agreement, the Advance Note, the Consolidated Note, the Financing Statement, the Security Agreement, the Subsidiary Guarantees, the other security documents, any Borrowing Base Certificate, Account Collateral Certificate, Inventory Collateral Certificate, Officer's Certificate, and all of the other documents, agreements, certificates, schedules, notes, statements, and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with the Loan or the transactions contemplated by this Agreement.

        "Long Term Liabilities" shall mean and include without duplication any liability or obligation payable more than one year from the date of creation thereof (including any secured by any Lien on property owned by Borrower or any Subsidiary), which under GAAP is shown on the balance sheet as a liability (including Capitalized Lease Obligations, but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation).

        "Mature Engines" shall mean any Domestic Whole Aircraft Engines that have been in the possession of Borrower for more than two (2) years and any Foreign Whole Aircraft Engines that have been in the possession of Borrower for more than one (1) year.

        "Maturity Date" shall mean March 10, 2001.

        "New Parts Inventory" shall mean those items of Parts Inventory that have accumulated zero hours and cycles since their original manufacture.

        "Net Profit" shall mean, with respect to any fiscal period, net income of Borrower and its Subsidiaries on a consolidated basis after taxes for that fiscal period, as defined according to GAAP.

        "Nondiscriminatory Advances" shall mean all Advances that do not meet the normal eligibility criteria established in the Borrowing Base.

        "Note" shall mean the Consolidated Note or any other note evidencing the Loan in the form of Exhibit "A" attached hereto, and any and all allonges thereto, and any and all extensions, renewals or modifications thereof.

        "Obligations", with respect to Borrower, shall mean, individually and collectively, the payment and performance duties, obligations and liabilities of Borrower to Bank evidenced by the Note and the other Loan Documents, together with all accrued but unpaid

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


interest thereon, and all other payment and performance duties, obligations and liabilities of Borrower to Bank, including without limitation reimbursement obligations under Letters of Credit and Unpaid Drawings thereunder, whether or not presently contemplated by Borrower or Bank, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, or due or to become due, including, without limitation, all such duties, obligations and liabilities of Borrower to Bank, under and pursuant to this Agreement, the Note and the Security Documents and all renewals, modifications or extensions of any thereof.

        "Officer's Certificate" shall mean a certificate signed in the name of Borrower by its President, its Executive Vice President, its Treasurer, its Vice President, its Chief Financial Officer, or other Authorized Representative.

        "Opinion" shall mean the legal opinion of counsel to Borrower substantially in the form of Exhibit D attached hereto, which shall be satisfactory to Bank.

        "Other Personal Property" includes (without limitation) management contracts, construction contracts, architectural contracts, service contracts, engineering contracts, advertising contracts, contracts for purchase and sale, purchase orders, consignment agreements, equipment leases, monies in escrow accounts, reservation agreements, prepaid expenses, deposits and down payments with respect to the sale or rental of any of Borrower's Assets, options and agreements with respect to additional or after acquired property, surveys, abstracts of title, all brochures, and advertising materials.

        "Ownership Interests" means shares of stock, partnership interests, ownership interests in limited liability companies, beneficial interests in trusts, and any other evidence of ownership interests in any kind of entity.

        "Participant" shall mean any financial institution that is, during the term of the Loan, party to a participation agreement with regard to the Loan, and shall include Bank (as a party to such participation agreement). Borrower acknowledges Bank's right to enter into participation agreements with regard to the Loan, and agrees that Bank may provide Participants with such information about Borrower as it deems necessary or desirable in connection with such participation.

        "Parts Inventory" shall mean New Parts Inventory, FAA-certified Overhauled Parts Inventory, and Serviceable Parts Inventory. The value of the Parts Inventory shall be based upon either the cost to Borrower of said Parts Inventory or the market value thereof, whichever is lower, after deducting an amount or percentage for slow moving and/or obsolete Parts Inventory, such amount or percentage to be determined by Bank in its reasonable discretion.

        "Payment Default" shall mean a default or Event of Default set forth in
Section 7.01(a) hereof.

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


        "Permitted Liens" shall mean those Liens in or upon the Collateral as further described in Section 5.02(f) hereof and set forth in Schedule 5.02(f) attached hereto.

        "Permitted Loan" shall mean, individually and collectively, the Subordinated Debt, the Headquarters Transaction, and indebtedness incurred in connection with the financing of a Mature Engine pursuant to Section 2.03(h) hereof or any of Borrower's Assets pursuant to Section 5.02(d) hereof. Any indebtedness incurred after the date of this Agreement (including Subordinated
Debt) shall not be a Permitted Loan if, immediately after said indebtedness is incurred, Borrower is not in compliance with all the terms and conditions of this Agreement, and if Bank has not received prior written notice of such indebtedness.

        "Person" shall mean any individual, joint venture, partnership, firm, corporation, limited liability company, trust, unincorporated organization, foreign sales corporation, or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

        "Place of Business" shall mean any location in which Borrower undertakes its business, including, but not limited to, the storage of Inventory, all as set forth in Schedule 5.02(c) attached hereto.

        "Plan" shall mean an employee benefit plan or other plan and any trust created thereunder which has been established or maintained or hereafter is established or maintained for employees of Borrower and covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended, including the rulings and regulations issued thereunder or pursuant thereto ("ERISA"), or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended (the "IRS CODE").

        "Prepayment Costs" shall mean, with respect to Borrower's prepayment of all or any portion of prepayment of an outstanding Libor Portion, whether voluntarily or due to Bank's acceleration of the maturity of the Note or portions thereof: (i) any loss, cost or expense incurred by Bank or Participants as a result of the timing of such payment, including, without limitation, the loss, cost or expense incurred by Bank or Participants in reinvesting such funds; (ii) any loss, cost or expense incurred by Bank or Participants in terminating, covering or redeploying their funding arrangements due to any delay or failure (other than a delay or failure solely of or caused solely by Bank or such Participant) in satisfying all conditions to having a Libor Portion bear interest on the commencement date of the applicable Libor Interest Period at the Adjusted Libor after Borrower has submitted a request for same; (iii) any loss, cost or expense incurred by Bank or Participants as a result of the conversion (for any reason whatsoever, whether voluntarily or involuntarily) of any Libor Portion to a Base Rate Portion on a date other than the last day of a Libor Interest Period; (iv) if Bank or any Participant is a party to any interest rate protection agreement with or on behalf of Borrower, any loss, cost or expense not attributable solely to Bank's or any Participant's acts under

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


such interest rate protection agreement; and (v) any other out-of-pocket third-party costs or expenses incurred by Bank or Participants as a result of the timing of such prepayment and including all costs and sums due under or incurred in terminating or amending any interest rate protection agreement. All Prepayment Costs shall constitute additional sums payable with respect to the outstanding principal sum due under the Note; provided, however, that such sums, if characterized as interest under any applicable law, shall not be applied in reduction of accrued and unpaid interest.

        "Prime Rate" shall mean the annual rate of interest announced from time to time by Barnett Bank, N.A., or its successors and assigns as the prime rate (which interest rate is only a reference rate for the information and use of Bank in establishing the actual rates to be charged to its borrowers and which is purely discretionary and is not necessarily the best or lowest interest rate charged to borrowing customers of Barnett Bank, N.A.)

        "Proceeds" shall mean whatever is received upon the sale, exchange, collection, or other disposition of the Collateral or proceeds of the Collateral, whether cash or non-cash, including, but not limited to, insurance proceeds.

        "Property" shall mean any Place of Business of Borrower owned or leased by Borrower or a Subsidiary (as further described in Section 4.11 hereof).

        "Records" shall mean all books, records, ledger cards or sheets, customer lists, files, documents and instruments including, but not limited to, computer programs, files, directories, programs, tapes, software and related electronic data processing software, and all other property and General Intangibles evidencing an interest in or relating to Collateral.

        "Rents and Leases" means any interest Borrower has in any Leases or rental monies.

        "Required Participants" shall mean the Participants holding sixty-six and two-thirds percent (66-2/3%) or more of the Commitment.

        "Revolving Period" shall mean the period during which Borrower may obtain Advances under the Loan. The Revolving Period shall commence on the date hereof, and shall end on the earlier of an Event of Default and the Maturity Date.

        "Security Agreement" shall mean the security agreement of Borrower granting a security interest to Bank in the Collateral substantially in the form of Exhibit "C" attached hereto, as amended by Amendment No. 1 of even date herewith and as it may be further amended from time to time.

        "Security Documents" shall mean the Security Agreement and all other documents, agreements, mortgages, assignments, filings, financing statements, certificates of title, notices, returns and other security instruments and records, however described or

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


denominated, now or hereafter created or existing, pledging or evidencing any pledge of any property or assets, however described, to secure any or all of the Obligations, as same may be amended from time to time.

        "Security Interest" shall have the meaning described in the definition of "Financing Statement."

        "Senior Debt" shall mean that portion of the Total Liabilities that is held by Bank and all other individuals or entities that is: (a) secured by a first (or purported to be first) lien on, or security interest in, any or all of the Assets; (b) is not secured by a lien or pledge and is not, by its terms, expressly subordinate to other specified indebtedness of Borrower; or (c) which Bank reasonably determines to be "senior debt" under customary banking standards of national or international lenders. Other than the Loan, the Borrower has no existing Senior Debt as of the Closing Date.

        "Senior Debt to EBITDA Ratio" shall mean the ratio of Senior Debt to EBITDA.

        "Serviceable Parts Inventory" shall mean items of Parts Inventory that have been deemed airworthy by an FAA-approved entity, that have hours and cycles remaining in their useful life.

        "Subordinated Debt" shall mean, individually and collectively: (a) the Equitable Loan; (b) the Debentures; and (c) any other indebtedness of Borrower (whether in the form of loans, guarantees or leases or any other form), subordinated to the Loan with subordination provisions satisfactory to Bank.

        "Subsequent Advance" shall mean any Advances made hereunder after the Initial Advance.

        "Subsidiary" shall mean any corporation, limited liability company, or partnership whether now existing or hereafter created or acquired, fifty percent (50%) or more of the voting stock, membership or partnership interests of which is owned, directly or indirectly, by Borrower, and shall include subsidiaries of a Subsidiary.

        "Subsidiary Guarantees" shall mean the Guarantees executed by certain of Borrower's Subsidiaries in favor of Bank, substantially in the form of Exhibit E attached hereto.

        "Swing Line" shall mean an option whereby Bank shall, at its sole discretion, make available to Borrower same-day Advances up to Five Million and No/100 Dollars ($5,000,000.00) in the aggregate on a weekly basis. Advances under the Swing Line shall bear interest at the Adjusted Base Rate pursuant to
Section 2.06 hereof.

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


        "Tangible Assets" shall mean the assets of Borrower and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP, but excluding Intangible Assets.

        "Tangible Capital Funds" shall mean Book Net Worth less Intangible Assets plus Subordinated Debt.

        "Total Liabilities" shall mean all liabilities and obligations of Borrower, or all liabilities and obligations of Borrower and its Subsidiaries on a consolidated basis, as the case may be, and shall include Long Term and Contingent Liabilities and/or Current Liabilities, as the case may be, all as determined in accordance with GAAP.

        "UCC" shall mean the Uniform Commercial Code as adopted in any relevant jurisdiction, as same may be amended from time to time.

        "United States" shall mean the United States of America and its possessions and territories.

        "Unpaid Drawing" shall have the meaning set forth in Section 2.14 hereof.

        "Unused Fee" shall mean fifteen basis points (.15%) on the unused portion of the Loan, calculated as follows: (a) the lesser of One Hundred Million and No/100 Dollars ($100,000,000.00) or the Tangible Capital Funds of Borrower or an amount which is five times EBITDA; less (b) the average principal balance outstanding under the Loan during each calendar quarter. The Unused Fee shall be payable quarterly in arrears on the forty-fifth (45th) day after the end of each calendar quarter, commencing May 15, 1998.

        "Whole Aircraft Engines" shall mean, for purposes both of determining Collateral of Borrower and of calculating the Borrowing Base, aircraft engines that have not been disassembled into their parts, and shall include both Inventoried Engines and Leased Engines.

        For purposes of calculating the Borrowing Base (and subject to Bank's right to determine eligibility pursuant to the terms hereof), "Whole Aircraft Engines" shall further mean only: (a) Domestic Whole Aircraft Engines up to two
(2) years after acquisition by Borrower; (b) Foreign Whole Aircraft Engines up to one (1) year after acquisition by Borrower; (c) all Leased Engines wherever located that have been approved by Bank pursuant to Section 2.03(i) hereof; (d) engines as to which Financing Statements were filed prior to the date an Advance is requested against such engines; and (e) engines as to which satisfactory Appraisals (obtained at Borrower's expense) were received and approved by Bank no later than five (5) days before such Advances are requested against such engines. Such approval shall be deemed to have been refused if Bank shall have received complete and accurate information necessary to approve the Appraisal (including copies of lien

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


searches, lien filings, insurance policies and all other information covering such engines and listed in Section 6.27 hereof) and Bank shall either have given a written or oral refusal to an Authorized Representative of Borrower or Bank shall have failed to communicate to the Borrower relating to the Appraisal or to any other information provided to Bank within a reasonable time frame (which may be longer than but shall be not shorter than ten (10) Business Days after receipt of all information required).

        "Working Capital" shall mean the excess of Current Assets over Current Liabilities.

1.02 Accounting Terms. All accounting terms used herein shall be construed in accordance with GAAP (unless such terms are specifically defined otherwise herein) consistently applied and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP. All accounting and financial information shall be deemed to be prepared on a consolidated basis unless otherwise specified. All accounting and financial information shall be deemed to have been prepared on a consolidated basis unless otherwise specified.

                                   ARTICLE II

                            AMOUNTS AND TERMS OF LOAN

II.1 Loan. Bank agrees from time to time during the Revolving Period to lend to Borrower, upon Borrower's request, up to the aggregate principal amount of the Borrowing Base for the Loan on the terms and conditions set forth herein. During the Revolving Period, Borrower shall be entitled to receive the entire proceeds of the Loan in one or more Advances pursuant to Section 2.05 hereof, except as otherwise specifically set forth in this Agreement. Advances under this Loan shall be evidenced by the Note and the Security Documents. After the expiration of the Revolving Period, Borrower shall not be entitled to receive any Subsequent Advance. The Loan shall be a revolving loan and Borrower may borrow up to the maximum principal amount of the Loan, repay all or any portion of such principal amount of the Loan, and reborrow up to such maximum principal amount, subject to the terms and conditions set forth herein.

II.2 Borrowing Base for the Loan. The Borrowing Base for the Loan shall be the lesser of:

        a One Hundred Million and No/100 Dollars ($100,000,000.00) minus the sum of (i) all Advances outstanding, and (ii) the aggregate stated amount of all Letters of Credit outstanding, or

        b        the sum of the following (i. through vi.):

                 i    eighty percent (80%) of Eligible Domestic Accounts; plus

                 ii   the lesser of:

                      (a) seventy percent (70%) of Eligible Foreign Accounts, or

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                      (b)    Fifteen Million and No/100 Dollars
                             ($15,000,000.00); plus

                 iii  the lesser of:

                      (a) sixty-five percent (65%) of New Parts Inventory and FAA-certified Overhauled Parts Inventory; or

                      (b)    Thirty Million and No/100 Dollars ($30,000,000.00);
                             plus

                 iv   the lesser of:

                      (a)    fifty percent (50%) of Serviceable Parts Inventory;
                             or

                      (b)    Fifteen Million and No/100 Dollars
                             ($15,000,000.00); plus

                 v    the least of:

                      (a) during the first twelve (12) months after purchase of a Whole Aircraft Engine, seventy-five percent (75%) of the lesser of cost or appraised value of such Whole Aircraft Engine (calculated by appraisers satisfactory to Bank) provided that if the Whole Aircraft Engine is a Leased Engine, the total of the lease payments received as of the applicable time shall reduce such number which is the lesser of cost or appraised value before applying the advance rate for calculation of availability, and provided further that for purposes of this subparagraph v.(a) only (and not for subparagraph v.(b), Foreign Whole Aircraft Engines shall be considered eligible for such seventy-five percent (75%) advance rate during the first twelve (12) month period, or

                      (b) during the second twelve (12) months after purchase of a Whole Aircraft Engine, fifty percent (50%) of the lesser of cost or market value of such Whole Aircraft Engine (calculated by appraisers satisfactory to Bank) provided that if the Whole Aircraft Engine is under lease, the total of the lease payments received shall reduce such number which is the lesser of cost or appraised value before applying the advance rates for calculation of availability, and provided further that Foreign Whole Aircraft Engines shall not be considered eligible for any Advances during such second 12-month period, or

                      (c) Sixty Million and No/100 Dollars ($60,000,000.00), provided that Advances at any one time on Foreign Whole Aircraft Engines shall be no greater than Fifteen Million and No/100 Dollars
                             ($15,000,000.00); plus

                 vi   the lesser of:

                      (a)    Twenty Million and No/100 Dollars ($20,000,000.00);
                             or

                      (b) Nondiscriminatory Advances, subject to the following condition precedent: Borrower's Senior Debt divided by EBITDA cannot exceed 4.0x. For the purpose of this calculation, until June 30, 1998, EBITDA will be calculated

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                             based on Borrower's trailing two quarters EBITDA
                             annualized. For all periods thereafter, EBITDA will be calculated based on Borrower's trailing four quarters EBITDA.

II.3    Other Advance Limitations.

        a     Advances may be made against New Parts Inventory, FAA-certified
Overhauled Parts Inventory, Serviceable Parts Inventory, and Whole Aircraft Engines until two (2) years after the date of purchase.

        b     In no event shall the aggregate of Discriminatory Advances and
Nondiscriminatory Advances outstanding at any one time exceed the Core Trading Asset Level.

        c     In no event shall the aggregate of Discriminatory Advances and
Nondiscriminatory Advances outstanding at any one time exceed the lesser of: One Hundred Million and No/100 Dollars ($100,000,000.00) or Borrower's Tangible Capital Funds.

        d     Only outstanding Accounts and Inventory in which Bank has obtained a first priority perfected security interest, and Whole Aircraft Engines as to which Bank has received a lien search and a recorded FAA Security Agreement (as well as the other conditions listed in Section 6.27 hereof) shall be included in the calculation of the Borrowing Base.

        e     If Borrower desires that an Account be considered an Eligible
Account, Borrower shall submit information concerning such Account to Bank three
(3) Business Days prior to submitting any Borrowing Request for purposes of which such Account is desired to be an Eligible Account. Bank shall inform Borrower as to Bank's acceptance or rejection of such Account as an Eligible Account before the date on which Borrower is to submit the related Borrowing Request.

        f     As soon as dismantlement of a Whole Aircraft Engine begins for purpose of breaking it up into parts, the engine will become reclassified into the appropriate parts category.

        g     Whole Aircraft Engine appraisals must be current within thirty
(30) days before Advances may be made against such engines.

        h     As to Mature Engines, Borrower may finance Mature Engines with other lenders and may grant a security interest therein upon prior written consent of Bank, which consent shall not be unreasonably withheld as long as Borrower is in compliance with all provisions of this Agreement including without limitation the financial covenants, both

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


before and after giving effect to such release. Bank shall execute all necessary documents as requested by Borrower to release its Security Interest as to any such financed Mature Engines.

        i     As to Leased Engines, inclusion in the Borrowing Base depends on fulfillment of the following conditions in addition to those listed in the definition of "Leased Engine:" Bank must review and approve and be named loss payee on all insurance policies covering such Leased Engines; and (as for all Collateral intended to be included in the Borrowing Base) the conditions listed in Section 6.27 must be fulfilled. In addition, for purposes of calculating the Borrowing Base, such leases and third parties must be preapproved by Bank to be considered part of the Borrowing Base and Appraisals of such Whole Aircraft Engines must be preapproved by Bank. Such approval shall be deemed to have been refused if Bank shall have received complete and accurate information necessary to approve such lease and such third party (including copies of insurance policies covering such engines and naming Bank as loss payee) and Bank shall either have given a written or oral refusal to an Authorized Representative of Borrower or Bank shall have failed to communicate to the Borrower relating to the lease or the third party or any such information within a reasonable time frame (which may be longer than but shall not be shorter than ten (10) Business
Days) after receipt by Bank of all information required.

II.4 The Note. The advances made by Bank pursuant to Section 2.01 herein shall be evidenced by the Note, in form and substance acceptable to Bank, and payable to the order of Bank. The Note shall be deemed to reflect the aggregate unpaid principal amount of all indebtedness to Bank under the Loan, whether or not the face amount of the Note is in excess of the amount actually outstanding from time to time, and whether or not the Indebtedness outstanding thereunder is from time to time repaid and reborrowed.

II.5 Advance of Proceeds of the Loan. On the Initial Advance Date and on Subsequent Advance Dates, upon initial and continued satisfaction of the conditions precedent set forth in Article Six hereof, Borrower shall be entitled to receive Advances. Borrower shall give Bank written notice, signed by an officer of Borrower authorized by the borrowing resolutions, of any requested Advance hereunder. Such notice shall specify the proposed date of the Advance (if not the same Business Day) and the amount thereof. For any Advances under the Base-Rate Portion, such notice shall be received prior to 12 p.m. (Eastern Standard Time) for any same-day Advance. For any Advances under the Libor Portion, such notice shall be received prior to 12 p.m. (Eastern Standard Time) at least three (3) Business Days prior to the requested Advance Date. Each request for an Advance shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Default or Event of Default exists, that Borrower is in compliance with all the conditions of the Loan Documents, and that all representations and warranties contained in any Loan Document are true and correct on and as of the date the requested Advance is made. Requests by Borrower for any Advance

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


hereunder on any date shall be in the minimum principal amount of One Hundred Thousand and No/100 Dollars ($100,000.00).

II.6 Interest Rate; Payment of the Note. Borrower shall pay interest on the outstanding principal balance of the Note at the Adjusted Base Rate on the Base Rate Portion, and at the corresponding Adjusted Libor on each Libor Portion, according to the terms and provisions of the Note. Any Advances made under the Swing Line shall bear interest at the Adjusted Base Rate and shall constitute part of the Base Rate Portion.

II.7 Prepayments. Provided that no Event of Default has occurred, Borrower may at any time prepay all or any part of the outstanding principal amount of the Loan. Prepayment of all or any part of the Base Rate Portion and prepayment of a Libor Portion at the expiration of a Libor Interest Period shall be without penalty. Prepayment of a Libor Portion other than at the expiration of a Libor Interest Period shall also be permitted upon payment of applicable Prepayment Costs. Each prepayment other than full payment shall be in the minimum amount of Fifty Thousand and No/100 Dollars ($50,000.00) and shall be made prior to 2:00 P.M. (Eastern Standard Time) on a Business Day in immediately available funds.

II.8 Calculation of Interest. Any interest due on the Loan or any other Obligations shall be calculated on the basis of a year containing 360 days, to the extent accrued as of midnight on the last day immediately prior to each interest payment date. Notwithstanding anything herein or in any Loan Document to the contrary, the sum of all interest and all other amounts reserved, charged, or taken by Bank, as compensation for fees, services, or expenses incidental to the making, negotiation, or collection of the Loan that would be deemed interest under Florida or other applicable law, shall not exceed the maximum lawful interest rate permitted by such law from time to time. Bank and Borrower intend and agree that under no circumstance shall Borrower be required to pay interest on the Loan or on any other Obligations at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by Bank in excess of that rate, Borrower shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the Loan (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to Borrower by Bank.

II.9 Setoff. Borrower hereby grants to Bank a lien on, and a security interest in, the deposit balances, accounts, items, certificates of deposit (whether matured or unmatured), and monies of Borrower and each Subsidiary in the possession of or on deposit with Bank to secure and as collateral for the payment and performance of the Obligations. Upon an Event of Default, Bank may at any time and from time to time, without demand or notice, appropriate, setoff against and apply the same to the Obligations when and as due and payable.

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


II.10 Late Payment Penalty. A late payment penalty of five percent (5%), calculated on the interest payment due on the last day of the month, will be assessed against Borrower on any payment not received by Bank by the tenth day after such payment was due, and the late payment penalty amount shall accompany such payment.

II.11 Use of Proceeds. Borrower will use the proceeds of the Loan for working capital purposes and for other general corporate purposes, including acquisitions. The Proceeds of the Loan that are to be used for Letters of Credit shall be capped at Twenty Million and No/100 Dollars ($20,000,000.00). The proceeds of the Loan to be used for Nondiscriminatory Advances shall be capped at Twenty Million and No/100 Dollars ($20,000,000.00).

II.12 Letter of Credit. Borrower shall have the right during the term of the Loan, upon prior written consent of Bank (and subject to the conditions set forth in this Section 2.12 and elsewhere in the Loan Documents), to request Bank to issue a Letter of Credit for the account of Borrower in such form as may be approved by Bank, and in an amount not to exceed the lesser of:

        a Twenty Million and No/100 Dollars ($20,000,000.00) minus the aggregate stated amount of all Letters of Credit outstanding (subject to the provisions hereof limiting aggregate Advances hereunder, including draws under Letters of Credit, to, at most, the amount of the Commitment); and

        b the applicable Borrowing Base limitations (for Letters of Credit constituting Discriminatory Advances).

        The Letter of Credit shall have an expiry date occurring not later than one (1) year after such Letter of Credit's date of issuance but in no case later than one day prior to the Maturity Date. Bank shall have no obligation to consent to the establishment of such Letter of Credit unless (and Borrower hereby agrees and acknowledges the following):

        i there exists no Default or Event of Default hereunder or under any Loan Document;

        ii the amount of the Letter of Credit shall reduce funds available for borrowing under the Loan as set forth in this Section 2.12 unless and until the Letter of Credit has been delivered back to Bank and terminated without a draw being made thereunder;

        iii if funds are drawn by the beneficiary under the Letter of Credit, such amounts shall be deemed an Advance under the Loan (unless an Event of Default of the type specified in Section 7.01(e) has occurred and is continuing);

        iv. one of the documentary conditions to the issuance of a Letter of Credit is that Borrower provide Bank with a certification that Borrower knows of no Default or Event of Default under the Loan Documents; and

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


        v. the Obligations secured by the Collateral shall from and after at the time of issuance of the Letter of Credit include Borrower's reimbursement obligations and all Unpaid Drawings (as hereinafter defined) under the Letter of Credit and interest thereon.

II.13 Letter of Credit Requests; Notices of Issuance. Whenever Borrower desires that a Letter of Credit be issued, Borrower shall give Bank a written notice (including by way of facsimile transmission) prior to 1:00 P.M. (Eastern Standard Time) at least five (5) Business Days (or such shorter period as may be acceptable to Bank) prior to the proposed date of issuance (which shall be a Business Day) (each a "LETTER OF CREDIT REQUEST"), which Letter of Credit Request shall include an application for such Letter of Credit and any other documents that Bank customarily requires in connection therewith. Bank shall promptly notify each Participant of each Letter of Credit Request.

        Bank shall, on the date of each issuance of a Letter of Credit by it, give each Participant and Borrower written notice of the issuance of such Letter of Credit.

II.14 Agreement to Repay Letter of Credit Drawings. Unless an Event of Default of the type specified in Section 7.01(e) exists and is continuing, Borrower hereby irrevocably authorizes an Advance under the Loan immediately upon each draw under a Letter of Credit in an amount equal to the draw. To the extent not so advanced under the Loan to reimburse Bank, Borrower agrees to reimburse Bank, by making payment to Bank in immediately available funds at the office of Bank, for any payment or disbursement made by Bank under any Letter of Credit (each such amount so paid or disbursed, until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date on which, Bank notifies Borrower of such payment or disbursement (which notice to Borrower shall be delivered reasonably promptly after any such payment or disbursement), with interest on the amount so paid or disbursed by Bank, to the extent not reimbursed, from and including the date paid or disbursed to but not including the date Bank is reimbursed therefor (if such payment is received by Bank before 2:00 p.m. Eastern Standard Time; if such payment is received after such time, it must include interest for such date) at a rate per annum which shall be the rate then applicable to Base Rate Loans, such interest also to be payable on demand.

        Borrower's obligation under this Section 2.14 to reimburse Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim, or defense to payment which Borrower may have or have had against Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, provided, however, that Borrower shall not be obligated to reimburse Bank for any wrongful payment made by Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of Bank.

II.15 Right to Debit Account. Unless an Event of Default of the type specified in Section 7.01(e) has occurred and is continuing, at Bank's option, Bank shall have the right to automatically debit the Cash Collateral Account with Bank on a daily basis for the amount of principal payable to Bank, with notice to Borrower thereof on the date of such debit. Bank shall have the right to debit the Cash Collateral Account on a monthly basis for all interest and fees payable to Bank, with notice to Borrower thereof on the date of such debit.

II.16 Fees. As partial consideration for Bank entering into this Agreement and establishing the Loan, Borrower has paid to Bank one-half of a fully earned facility fee and an agent fee. Payment in full of the remaining balance of the Facility Fee, pursuant to the Fee Letter, shall be a condition of closing. In addition to the Facility Fee and the Agent Fee, Borrower shall pay to Bank any Unused Fee and any Letter of Credit Fee as may be payable during the term of the Loan.

                                   ARTICLE III

                         CUSTODY, INSPECTION, COLLECTION
                     AND HANDLING OF COLLATERAL AND RECORDS

III.1 Collection of Accounts. Until Borrower's authority to do so is curtailed or terminated (which Bank may so terminate at any time after the occurrence and during the continuation of an Event of Default), Borrower will, at Borrower's cost and expense, collect and otherwise enforce all remittances and all amounts unpaid on Accounts.

        Bank shall at any time have the right after the occurrence and during the continuation of an Event of Default to send notice of assignment or notice of its Security Interest to any Account Debtor or any other Person obligated on, holding, or otherwise concerned with any of the Collateral, and thereafter Bank shall have the sole right to collect the Accounts and/or take possession of the Collateral and the Records. Any and all of Bank's reasonable collection expenses including, but not limited to, attorneys' fees, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any Person utilized to collect the Accounts, shall be charged to Borrower's account and added to the Obligations.

        During the duration of the Loan, Bank will credit collections of Eligible Accounts immediately to the Loan, and will charge a clearance fee consisting of an amount equal to one (1) day's interest at the Adjusted Base Rate on each collected item, which fee shall be calculated at the interest rate charged on the Loan.

III.2 Power of Attorney. Borrower hereby constitutes Bank and any of its agents or designees as Borrower's attorney-in-fact, at Borrower's cost and expense, to exercise at any time all or any of the following powers, which, being coupled with an interest, shall be

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


irrevocable until all Obligations have been paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in Bank's or Borrower's name, any and all checks, notes, remittances, drafts and other documents and instruments relating to the Collateral; (b) after the occurrence and during the continuance of an Event of Default (without any further action being necessary), to receive, open and dispose of all mail addressed to Borrower and relating to the Collateral; (c) after the occurrence and during the continuance of an Event of Default (without any further action being necessary), to notify postal authorities to change the address for delivery of payments on Accounts from Borrower's address to such address (including to a lockbox) as Bank may designate; (d) after the occurrence and during the continuance of an Event of Default (without any further action being necessary), to transmit to Account Debtors notice of Bank's interest in the Accounts and to request from Account Debtors at any time, in Bank's or Borrower's name or that of any of Bank's designees, information concerning the Accounts; (e) after the occurrence and during the continuance of an Event of Default (without any further action being necessary), to notify Account Debtors to make payment directly to Bank; (f) to execute in Borrower's name and on Borrower's behalf any financing statements or amendments thereto; and (g) to take or bring, in Bank's or Borrower's name, all steps, actions or proceedings deemed by Bank necessary or desirable to effect collection of the Collateral or to preserve, protect or enforce Bank's interest therein. Bank acting as said attorney (whether through its agents or designees), and any of its agents or designees shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct of Bank.

III.3 Liability for Handling Collateral. Nothing herein contained shall be construed to constitute Borrower as Bank's agent for any purpose whatsoever. Bank shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any Collateral wherever the same may be located and regardless of the cause thereof, before Bank takes possession of the Collateral. Bank shall not be responsible nor liable for any such shortage, discrepancy, damage, loss or destruction after Bank takes possession of such Collateral except for that caused by Bank's gross negligence or willful misconduct.

III.4 Custodian of Collateral. Bank shall have the right, at any time after and during the continuance of an Event of Default and from time to time thereafter, to employ and have present on any of Borrower's premises one or more custodians selected by Bank each of whom shall have the right to exercise any and all of Bank's rights hereunder or under any other Loan Document. Borrower hereby agrees to cooperate with any such custodian and to do whatever Bank may reasonably request by way of leasing warehouses or otherwise preserving the Collateral. All expenses incurred by Bank by reason of the employment of the custodian shall be payable on demand and, until paid by Borrower, shall be charged to Borrower's account and added to and deemed part of the Obligations.

III.5 Cash Collateral Account(s). Borrower shall establish one or more Cash Collateral Accounts at Bank in Borrower's name, into which Borrower and all domestic Subsidiaries

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


will deposit all payments received by Borrower (including without limitation payments on Accounts, proceeds of sales of engines, insurance proceeds, and wire transfers) promptly after receipt thereof. Amounts deposited into the Cash Collateral Account(s) shall be swept by Bank on a daily basis out of the Cash Collateral Account(s) and applied to the Loan against the principal outstanding under the Base Rate Portion of the Loan as of such day. Once all outstanding Base Rate Advances have been repaid, the balance shall accumulate until the earlier of (a) the expiration of any outstanding Libor Interest Period, (b) the request of Borrower, or (c) the occurrence of an Event of Default. At such time, amounts swept out of the Cash Collateral Account shall be applied to the Loan against the principal outstanding under any Libor Portion of the Loan as of such day. The Cash Collateral Account(s), and all proceeds thereof, shall be pledged to Bank, and shall be a blocked account/blocked accounts (i.e., withdrawals from such account(s) may only be made by Bank). Upon the occurrence of an Event of Default under the Loan, or if Bank believes that the prospect of payment or performance of the obligations of Borrower under the Loan is impaired, Bank shall have the right, without prior notice to Borrower, to establish a lockbox for the Loan into which Bank may direct Account Debtors to deposit all payments on Accounts. Upon exercising its right to establish a lockbox or lockboxes after an Event of Default, Bank may apply the contents of such lockboxes, which shall be pledged to Bank, to any of Borrower's Obligations in its sole discretion.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        Borrower, and each Subsidiary (as and when applicable as if specifically set forth and named herein), represents and warrants to Bank that:

IV.1    Organization, Corporate Powers, etc.  Borrower:

        a. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware,

        b. has all requisite power and authority, corporate and otherwise, to own its respective properties and assets and to carry on its respective business as now conducted and proposed to be conducted,

        c. is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary, and

        d. has the corporate power and authority to execute and deliver, and to perform its obligations under this Agreement and the other Loan Documents.

        Borrower is in compliance with all laws, rules, regulations, orders and decrees of any legislative, administrative, or judicial body or official that are applicable to Borrower or to its properties, including the Collateral. As of the date of this Agreement, Borrower has three

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


(3) operating Subsidiaries: Kellstrom Commercial Aircraft, Inc., a Delaware corporation; Aero Support Holdings, Inc., a Delaware corporation, and Integrated Technology Holdings Corp., a Delaware corporation, and one (1) non-operating foreign sales company, Kellstrom International Sales Corporation, incorporated under the laws of the United States Virgin Islands.

IV.2 Authorization of Loan, etc. The execution, delivery and performance of the Loan Documents by Borrower:

        a.       have been duly authorized by all requisite corporate action and

        b.       will not:

                      i.     violate

                             a) any provision of law, any governmental rule or regulation, any order of any court or other agency of government or the Certificate of Incorporation or Bylaws or any corporate resolution or minutes of Borrower or

                             b) any provision of any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its properties or assets are bound, or

                      ii. result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than as permitted by the terms hereof.

IV.3 Financial Statements. Borrower has furnished Bank with the following financial statements, identified by the chief financial officer of Borrower: an audit level balance sheet of Borrower as of December 31, 1996, profit and loss statements, statements of cash flow, and statements of stockholder's equity of Borrower for the fiscal year ended on December 31, 1996, and unaudited interim statements as of September 30, 1997. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects and have been prepared in accordance with GAAP and show all liabilities, direct and contingent, of Borrower required to be shown in accordance with such principles. The balance sheets fairly present the condition of Borrower as of the dates thereof, and the profit and loss statements, statements of cash flow and statements of stockholders' equity fairly present the results of the operations of Borrower for the periods indicated. From the date of the annual financial statements to the date of this Agreement, there has been, and to the date of the Initial Advance and each Subsequent Advance there will be, no change in the properties, assets, liabilities (whether contingent or otherwise), financial condition, business, operations, affairs or prospects of Borrower and its Subsidiaries on a consolidated basis, as the case may be, from that set forth or reflected in the fiscal year-end balance sheet, which have been, either in any case or in the aggregate, materially adverse.

IV.4 Tax Returns and Payments. All federal, state, and local tax returns and reports of Borrower required to be filed have been filed, and all taxes, assessments, fees and other

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


governmental charges upon Borrower, or upon any of its properties, assets, incomes or franchises, which are due and payable have been paid, other than those presently contested in good faith and by appropriate and lawful proceedings prosecuted diligently. Borrower has and will establish all necessary reserves and make all payments required of Borrower to be set aside or made in regard to all F.I.C.A., withholding, sales or excise, and all other similar federal, state and local taxes.

IV.5 Agreements.

        a. Borrower is not a party to any agreement, indenture, lease or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, or regulation materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise). There are no material unrealized losses with respect to any such agreement, indenture, lease or instrument.

        b. Borrower is not in default in the performance, observance or fulfillment of any of the material obligations, covenants, or conditions contained in any material agreement or instrument to which it is a party.

IV.6 Title to Properties and Assets, Liens, etc. Borrower has good title to all of its properties and assets, including the properties and assets reflected in the balance sheet as of September 30, 1997, hereinabove described (other than properties and assets disposed of in the ordinary course of business). Borrower enjoys peaceful and undisturbed possession of all leases. All such leases are valid and subsisting and are in full force and effect. Borrower owns or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, and licenses, and rights with respect thereto necessary for the conduct of its business as now conducted or proposed to be conducted, without any known conflict with the rights of others.

IV.7 Litigation, etc. There are no actions or proceedings pending or, to the knowledge of Borrower, threatened, against Borrower or affecting Borrower that, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs, or operations of Borrower or in any of its properties or assets, or which questions the validity of this Agreement or the other Loan Documents or with the transactions contemplated hereby or thereby, except for the pending litigation of Borrower set forth in Schedule 4.07 attached hereto.

IV.8 Consents and Approvals. No authorization, license, consent, approval, notice, filing (except for UCC financing statements and FAA filings), or undertaking is required under any applicable law in connection with the execution, delivery and performance by Borrower of this Agreement or any of the other Loan Documents.

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


IV.9 Enforceable Obligations. The Loan Documents have been duly executed and delivered by Borrower and are the legal and binding Obligations of Borrower enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws at the time in effect affecting the rights of creditors generally, and to general equitable principles, whether applied in a proceeding at law or in equity.

IV.10 Full Disclosure. There is no material fact (including, without limitation, any litigation or outstanding Long Term and Contingent Liabilities or Current Liabilities) that Borrower has not disclosed to Bank which would have a material adverse effect on the properties, business, prospects or condition (financial or otherwise) of Borrower (or of any Subsidiary, as applicable). Neither the financial statements referenced in Section 4.03 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower to Bank in connection with this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading. As to Liabilities, there exists no default and, after giving effect to the transactions contemplated in this Agreement, there will exist no default under the provisions of any instrument evidencing such Liabilities or of any agreement relating thereto.

IV.11 Hazardous Materials. With regard to any real property heretofore, now, or hereafter owned or leased by Borrower (or by a Subsidiary, as applicable) (the "PROPERTY"):

        a. To the best of Borrower's knowledge, the Property is free from Hazardous Materials (except for de minimis amounts used in compliance with all applicable laws) and materials that could produce Hazardous Materials or toxic effects on humans, and does not constitute an environmental hazard of any type under local, state or federal law;

        b. There has been no inspection, audit, or other investigation conducted as to the quality of the air, surface, or subsurface conditions at or on the Property by a third party; and Borrower has not received written, oral, or any other type of notice that any other third party, including governmental agencies, proposes to carry out an inspection, audit, or other investigation of the Property; and

        c. To the best of Borrower's knowledge, there has been no treatment, storage, disposal, discharge, or other type of release on land adjacent or near to the Property which may constitute a risk of contamination of the Property or surface or ground water flowing to the Property.

        d. Borrower has put in place internal environmental policies, copies of which have been provided to Bank and which are satisfactory to Bank in its sole discretion. Borrower represents and warrants to Bank that such policies have been developed with adequate information and do not omit anything

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                 necessary in order to render such policy complete and thorough, and Borrower further represents and warrants to Bank that such policies are consistently enforced by Borrower.

IV.12 Outstanding Debt. As of the date hereof, Borrower has no outstanding debt except for:

        a.       the Loan,

        b.       the Equitable Loan,

        c.       the Debentures, and

        d. general trade accounts payables generated by Borrower in the ordinary course of business.

IV.13 Designated Senior Indebtedness; Compliance with Indenture. The Indenture has not been amended, modified, or changed in any manner as of the date hereof and Borrower will not amend or modify same during the term of the Loan without the prior written consent of Bank. Borrower hereby provides that the Loan is to be included within the definition of "Designated Senior Indebtedness" under the Indenture and Bank is entitled to the rights and benefits accorded to the holders of such indebtedness, as described therein.

IV.14 Affirmation of Previous Transactions and Initial Loan Documents and Warranties and Representations; Assumption of Obligations under Initial Transactions and Initial Loan Documents. Borrower hereby ratifies and affirms the Initial Loan Documents as same may be amended and restated or otherwise modified hereby, and the representations and warranties set forth therein (except as modified concurrently herewith), and affirms that the Initial
Loan Documents (as amended and restated or otherwise modified) and all representations and warranties therein remain true and correct and in full force and effect (except as modified concurrently herewith). Borrower hereby:
(i) acknowledges that as of the date hereof, to Borrower's knowledge, Bank has performed all of its obligations, if any, under the Initial Loan Documents;
(ii) acknowledges that as of the date hereof it has no claims, defenses or rights of setoff against Bank or as to the validity or enforceability of the Initial Loan Documents, or any of them, or as to any other documents executed in connection therewith; and (iii) waives, discharges, and releases forever any and all existing claims, actions, causes of action, demands, defenses or rights of setoff, whether in contract, tort or otherwise, which Borrower might have against Bank and its affiliates and their respective officers, directors, shareholders, agents, or employees (collectively, "BANK'S PARTIES"), or the successors or assigns of any or all of the Persons constituting Bank's Parties, or which may affect the enforceability by Bank of Bank's rights and remedies under any or all of the Initial Loan Documents and which are based on events or occurrences existing or arising prior to the date hereof.

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                                    ARTICLE V

                              COVENANTS OF BORROWER

V.1 Affirmative Covenants. Borrower (and each Subsidiary as and when applicable as if specifically set forth and named herein) covenants, for so long as any of the principal amount of or interest on the Note is outstanding and unpaid or any duty or obligation of Borrower hereunder or under any of the other Obligations remains unpaid or unperformed, as follows:

        a. Accounting: Financial Statements; etc. Borrower will deliver to Bank and all Participants at the addresses provided to Borrower at closing or during the term of the Loan, copies of each of the following:

                 i.   as soon as practicable and in any event within forty-five
                      (45) days after the end of each fiscal quarter in each fiscal year, a consolidated and consolidating profit and loss statement of Borrower and its Subsidiaries for such fiscal year, and a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form consolidated figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of Borrower, subject to changes resulting from year-end adjustments;

                 ii. as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, an audited consolidated and consolidating balance sheet, profit and loss statement, statement of stockholder's equity, and statement of cash flows of each of Borrower and its Subsidiaries, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, together with a copy of the accompanying auditors' letter to management, all to be audit level statements in form and scope acceptable to Bank and certified to Borrower by independent certified public accountants of recognized standing whose certificate shall be in scope and substance reasonably satisfactory to Bank.

                 iii. as soon as practicable and in any event within fifteen
                      (15) days after the end of each month during the duration of this Agreement, a Borrowing Base Certificate (at least once per month or more often if requested by Bank, up to twice per month, and also as a condition precedent to an Advance, to establish the required availability under the Borrowing Base in connection with such Advance); an Account Collateral Certificate, showing Accounts classified as Domestic and

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                      Foreign; and an Inventory Collateral Certificate showing
                      Parts Inventory classified by type, cost and age, a detailed listing of Whole Aircraft Engines, an accounts receivable aging report, and an accounts payable report, and any other aging schedules Bank may reasonably request of Borrower in form satisfactory to Bank;

                 iv.  as soon as practicable and in any event within forty-five
                      (45) days after the end of each fiscal quarter in each fiscal year, an Officer's Certificate calculating with reasonable detail and confirming full compliance with all financial covenants contained herein and all other provisions and conditions of the Loan Documents, which Officer's Certificate shall be in scope and substance reasonably satisfactory to Bank;

                 v.   as soon as practicable and in any event within forty-five
                      (45) days after the end of each fiscal year, financial projections for the two-year period commencing with such recently ended fiscal quarter;

                 vi. promptly upon receipt thereof, a copy of each other report submitted to Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower; and

                 vii. with reasonable promptness, such other data and
                      information as from time to time may be reasonably required by Bank.

        Borrower covenants that forthwith upon any officer of Borrower (or any Subsidiary, as applicable) obtaining knowledge of any Event of Default or Default under this Agreement or any other obligation of Borrower, it shall deliver to Bank and all Participants an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take with respect thereto.

        b. Inspection of Records and Collateral. At all reasonable times, Bank (or its designated representative) shall have full access to, and the right to audit, check, inspect, examine and make abstracts and copies from, Borrower's Records and all other books, records, audits, correspondence and papers relating to the Collateral, the right to confirm and verify all Accounts, to discuss the Collateral with any Person having a Permitted Lien, and to do whatever Bank may deem reasonably necessary to preserve or protect its interest in the Obligations and the Collateral. Bank or its agents may enter upon any of Borrower's premises at any time and from time to time during business hours for the purpose of inspecting the Collateral and any and all Records. Such entry onto Borrower's premises shall be with prior oral notice to Borrower (unless a Default or Event of Default exists or Bank deems that the prospect of payment or performance of all or any part of the

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


Obligations or the value of any of the Collateral is impaired or endangered, in which case no prior notice to Borrower is necessary). At any time after an Event of Default, Bank may take possession of and remove or require Borrower to deliver to Bank any or all Records. The rights of inspection and access granted to Bank herein are continuing rights and shall survive closing and remain in effect until payment in full of all Obligations regardless of the existence of an Event of Default or of any action to foreclose Bank's Security Interest or otherwise protect Bank's rights. Bank shall have the right, at its discretion, to conduct audits of the books, records and accounts of Borrower at a time or times reasonably acceptable to Borrower and Bank. Prior to the occurrence of an Event of Default, these audits shall be conducted at Bank's expense, except for asset-based lending audits, which shall be conducted at least quarterly at Borrower's expense (at $250.00/day, or the then current fee for such asset-based lending audits, plus costs). After the occurrence of an Event of Default, all audits shall be conducted at Borrower's expense.

        c. Maintenance of Corporate Existence: Compliance with Laws. Borrower (and each Subsidiary, as applicable), shall each at all times preserve and maintain in full force and effect its corporate existence, powers, rights, licenses, permits and franchises in the jurisdiction of its incorporation; continue to conduct and operate its business substantially as conducted and operated during the present and preceding fiscal year; operate in substantial compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its business; and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or appropriate in view of its business and operations.

        d. Creation of Accounts. Upon Bank's request, Borrower will provide Bank with information as to each Account, including:

                 i.   confirmatory assignment schedules;

                 ii. copies of all documents evidencing the sale and delivery of goods or the performance of services which created any Accounts, including, but not limited to, contracts, orders, invoices, bills of lading, warehouse receipts, delivery tickets and shipping receipts; and

                 iii. such further schedules and/or information as Bank may reasonably require.

        e. Maintenance of Properties. Borrower (and each Subsidiary, as applicable), shall maintain or cause to be maintained in good repair, working order and condition all properties used in its business including, but not limited to, any real property and all improvements located thereon, and from time to time will make or cause to be made all appropriate repairs, renewals, improvements and replacements thereof and of leases or agreements covering such properties (including the Property) so that the businesses carried on in connection therewith may be properly conducted at all times.

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               Borrower shall further keep and maintain, at its cost and
expense, Records pertaining to the Collateral in such detail, form and scope as Bank shall from time to time require. Borrower will mark its Records with appropriate notations satisfactory to Bank, disclosing that such Collateral has been pledged, sold, assigned, mortgaged and transferred to Bank and that Borrower has granted to Bank a Security Interest therein.

        f. Notice of Suit, Proceedings, Adverse Change; Default. Borrower (and each Subsidiary, as applicable), shall promptly give Bank notice in writing:

           i. of all threatened or actual actions or suits (at law or in equity) and of all threatened or actual investigations or proceedings affecting Borrower or any Subsidiary or the rights or other properties of Borrower or any Subsidiary, (i) which involves potential liability of Borrower or any Subsidiary in an amount in excess of One Million and No/100 Dollars ($1,000,000.00) either in any individual case or in the aggregate for all such cases;

           ii. of any material adverse change in the condition (financial or otherwise) of Borrower or any such Subsidiary;

           iii. of any seizure or levy upon any material part of the properties of Borrower or any such Subsidiary under any process or by a receiver; and

           iv. of the happening, occurrence, or existence of any Event of Default or Default, and shall provide Bank with a detailed statement by an Authorized Representative of Borrower of all relevant facts and the action being taken or proposed to be taken by Borrower with respect thereto.

        g. Checking Accounts. For collateral purposes, Borrower and each domestic Subsidiary (except for Subsidiaries whose headquarters and operations are conducted in locations where Bank has no presence, as to which Subsidiaries business checking accounts may be maintained in other financial institutions in such locations until such time as Bank establishes a presence there) shall maintain all its main depository and concentration accounts and business accounts with Bank. All receipts by Borrower and all domestic Subsidiaries (except for non-material levels of funds retained in local checking accounts to cover daily expenses of such Subsidiaries in the ordinary course of business) shall be deposited in or promptly transferred to the Cash Collateral Account.

        h. Insurance. Borrower (and each Subsidiary) shall timely procure and maintain and comply with such insurance and policies of insurance (including without limitation public liability, product liability, business interruption, insurance on foreign accounts receivable (as currently in force), hazard, fire and extended coverage, property damage and casualty insurance) as may be required by law and such other insurance, to such extent and against such hazards and liabilities (including insurance covering engines with all riders and

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


endorsements necessary to cover all engines whether or not attached to aircraft and whether such engines are Leased Engines or Inventoried Engines), as is customarily maintained by companies similarly situated and as may be requested by Bank hereunder, and to furnish to Bank upon its request evidence of said insurance. In any event, Borrower shall at all times maintain at least the policies of insurance and the levels of insurance coverage as are currently maintained by Borrower as of the date hereof. Bank shall be loss payee as to the business contents portion of hazard insurance policies as to all foreign Accounts and as to all Leased Engines. All policies or certificates thereof, including all endorsements thereof and those required hereunder, shall be deposited with Bank.

        i. Debts and Taxes and Liabilities. Borrower and each Subsidiary shall pay and discharge:

                 i. all of its indebtedness and obligations in accordance with their terms and before they shall become in default,

                 ii. all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or against its properties, prior to the date on which penalties attach thereto, and

                 iii. all lawful claims which, if unpaid, might become a Lien or charge upon any of its properties; provided, however, that Borrower shall not be required to pay the items listed in subsections (i) through (iii) that are being contested in good faith by appropriate and lawful proceedings diligently pursued and for which adequate reserves (with respect to any material claims) have been set aside on its books.

        j. Further Assurances; Additional Collateral Documents. Borrower will, at its expense and in a reasonable time period not to exceed ten (10) Business Days (and in any event prior to any Advance), execute, acknowledge and deliver and cause to be executed, acknowledged and delivered, to Bank all such instruments, including, without limitation, financing statements, security agreements, assumptions and continuation statements, deliver to Bank all such legal opinions, and take all such other action as Bank may from time to time reasonably request for the purpose of further assuring to Bank the security for the Obligations provided for, or intended to be provided for, in this Agreement and the other Loan Documents, and to confirm the Obligations to carry out and fulfill the intent and purpose of this Agreement and the Loan Documents. Further, to the extent Borrower acquires from time to time any additional property within the definition of the term Collateral, Borrower shall immediately execute and deliver to Bank such documents as are necessary to grant Bank a valid and first priority perfected lien or security interest in such property. Borrower shall promptly (and in any event shall include such information in the next monthly Borrowing Base Certificate delivered to Bank) notify Bank of any new locations where Collateral shall be located, including without limitation any repair facilities, and shall execute any Financing Statements or other documents necessary to perfect Bank's Security Interest in Collateral at such locations. Borrower shall notify Bank of all new

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


patents and trademarks acquired or originated by Borrower. To the extent that Bank considers any patent or trademark owned by Borrower to be materially economically significant to Borrower, Borrower shall promptly take all actions requested by Bank to perfect Bank's security interest in such patent or trademark. Borrower shall promptly transfer to Bank any stock or other certificates evidencing Borrower's Ownership Interests in any Subsidiary, and take all action necessary to perfect Bank's Security Interest in all Ownership Interests, provided that, in the absence of an Event of Default, Borrower shall be entitled to vote such Ownership Interests, as applicable, and receive distributions and dividends arising out of such Ownership Interests and exercise all other rights of an owner of such Ownership Interests, subject to the other provisions hereof.

        k. Consent of Lessor; California Inventory. In the event that any of the Collateral is at any time located on any leased premises, Borrower will promptly furnish to Bank a Consent of Lessor subordinating any landlord's lien to the lien of Bank, which Consent of Lessor shall be satisfactory to Bank in its sole discretion. If such Consent of Lessor is not obtained within a reasonable time not to exceed fifteen (15) Business Days, such collateral as is in the nature of Inventory will (at Bank's sole discretion) be designated as not eligible as Inventory until such consent is obtained. Notwithstanding the foregoing, no such Consent of Lessor shall be necessary for any real property in San Carlos, California leased by Borrower as of the Closing Date as long as the value of Inventory located on such premises does not exceed Six Hundred Thousand and No/100 Dollars ($600,000.00).

        l. Subordination of Non-Bank Debt; Permitted Loans. With regard to all Subordinated Debt of Borrower, whether existing as of the date hereof or incurred during the duration of the Loan, Borrower shall deliver or cause to be delivered to Bank a copy of the original promissory note evidencing such Subordinated Debt, together with all amendments, along with a subordination agreement, in form and substance acceptable to Bank. All Subordinated Debt (with the exception of the Equitable Loan and the Debentures, as more fully set forth in this Section 5.01(l)) shall be absolutely and unconditionally subordinated (pursuant to such subordination agreement) to the Loan, provided, however, that payment of interest on Subordinated Debt (with the exception of the Equitable Loan and the Debentures, as more fully set forth in this Section 5.01(l)) shall be allowed by Bank without prior consent provided that all financial covenants of Borrower contained in this Agreement are met on a quarterly basis and no Event of Default exists at the time of any interest payment or after giving effect thereto.

        All non-Bank group debt incurred after the date of this Agreement must be subordinated to the Loan. In addition, proceeds of all future non-Bank group debt involving capital markets must be used first to pay down and satisfy the Loan in full. No principal repayment of any future non-Bank group debt will be permitted without Bank's prior consent. No prepayment or acceleration of such loans may be made by Borrower. No payments in any form on future non-Bank group debt will be allowed if the Loan is in default.

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        Borrower currently has Subordinated Debt from The Equitable Life
Assurance Society of the United States in the current outstanding principal amount of Eleven Million Two Hundred Fifty Thousand and No/100 Dollars ($11,250,000.00). Borrower also currently has Subordinated Debt in the form of Debentures in the outstanding principal balance of Fifty Four Million and No/100 Dollars ($54,000,000.00). Notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary, Borrower's Subordinated Debt under the Equitable Loan and the Debentures shall be subordinated only pursuant to the terms of the documents evidencing such Subordinated Debt as effective as of the Closing Date, which documents have been reviewed and approved by the Bank.

        As more specifically provided in the documents evidencing the Equitable Loan (and subject to the provisions of such documents), payments of interest and principal and premium payments (if applicable) on the Equitable Loan may be made as long as no Payment Default exists or is continuing under the Loan. During the continuance of a Default that is not a Payment Default, payments may be made under the Equitable Loan only after the expiration of the "blockage period" as described in the Securities Purchase Agreement (except for interest in the form of securities). The Equitable Loan may be accelerated pursuant to the terms of the Securities Purchase Agreement upon seven (7) days' written notice to Bank (and subject to the subordination provisions thereof).

        As more specifically provided in the Indenture (and subject to the provisions of the Indenture), payments of interest and principal and premium payments (if applicable) on the Debentures may be made as long as no Payment Default exists or is continuing under the Loan. During the continuance of a Default that is not a Payment Default, payments may be made under the Debentures only after the expiration of 179 days, as described in the Indenture. Acceleration of the Debentures is permitted subject to the subordination provisions of the Indenture.

        m. Hazardous Materials. Borrower shall immediately notify Bank orally and in writing of any notice of:

           i. the happening of any event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Materials on the Property or in connection with Borrower's operations thereon or

           ii. any complaint, order, citation or notice with regard to air omissions, water discharges, or any other environmental, health or safety matter affecting Borrower or any of the Property.

        n. Future Capital Market Financing. Borrower shall apply the Proceeds of any future financings from the capital markets first to reduce the outstanding principal balance of the Loan, and shall provide Bank with evidence of such payment.

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        o. SEC Filings, Subordinated Debt. Borrower will deliver to Bank and all
Participants as soon as practicable and in any event within seven (7) days of filing, copies of all documents filed with the Securities and Exchange Commission, and will promptly deliver to Bank copies of all documents received from and required to be provided lenders under the Subordinated Debt.

        p. Capital Expenditures. Borrower shall limit annual Capital Expenditures to an amount not to exceed One Million and No/100 Dollars ($1,000,000.00) in the aggregate during any fiscal year.

V.2 Negative Covenants. Borrower (and each Subsidiary, as and when applicable as if specifically set forth and named herein) covenants, for so long as any of the principal amount of or interest on the Note is outstanding and unpaid or any duty or obligation of Borrower hereunder or under any of the other Obligations remains unpaid or unperformed, as follows:

        a. Other Agreements. Borrower will not enter into any arrangements, contractual or otherwise, which would materially and adversely affect its duties or the rights of Bank under the Loan Documents or which is inconsistent with or limits or abrogates the Loan Documents.

        b. Sale of Assets or Stock. Neither Borrower nor any Subsidiary will sell, lease, assign, transfer, or otherwise dispose of all or a substantial part (being defined as equal to or greater than Two Hundred Thousand and No/100 Dollars ($200,000.00) worth of fixed assets which are not Current Assets) of its assets or properties, tangible or intangible, or all or a substantial part (being defined as equal to or greater than twenty percent (20%)) of its capital stock to any Person without the prior written consent of Bank, except for the sale or lease of Inventory in the ordinary course of business.

        c. Merger, Consolidation, Dissolution, Change of Name, Location or Business, etc. Without prior written consent of Bank, neither Borrower nor any Subsidiary will

           i.    consolidate with or merge into any other corporation, or

           ii. permit another corporation to merge into it (unless, in the case of a merger or consolidation involving Borrower, Borrower is the surviving corporation), or

           iii.  permit any other type of reorganization or recapitalization, or


           iv. dissolve or take or omit to take any action which would result in its dissolution, or

           v. acquire all or substantially all the properties, Ownership Interests or assets of any other Person (except the pending asset purchase by Integrated Technology Holdings Corp., pursuant to the Asset Purchase Agreement, dated as of February 27, 1998, between

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


                 Integrated Technology Corp. and Borrower and Gideon Vaisman, which has been reviewed and approved by Bank), or

           vi. change the name or use of any trade names of Borrower or any Subsidiary (including the fictitious name "Westco International", which Borrower represents and warrants is the only name other than Borrower's legal name under which Borrower conducts its business; Borrower holds no trademarks) or the location of the chief executive office (as that term is used in the UCC) of Borrower or such Subsidiary, the location of any records pertaining to any Accounts or other Collateral, or the address where any Inventory is or may be stored (unless Borrower has given Bank ten (10) days' prior notice of such change, Bank shall first have performed all due diligence deemed by it to be necessary in order to assure proper perfection and maintenance of its Security Interest and consented to such change and Borrower shall have executed such documents and taken such actions as are required in the reasonable opinion of Bank, in order to perfect, under the laws of the state where said Place of Business or repair facility is located, the Security Interest granted Bank in the Collateral under the Security Agreement) (except that Inventory is permitted to be sent to repair facilities in various states in the ordinary course of business, which repair facilities change from time to time; the repair facilities in use as of the date hereof are set forth in Schedule 5.02(c) and Borrower shall promptly notify Bank of such changes), or

           vii. maintain a Place of Business or use a repair facility at any time outside the State of Florida other than those set forth in
                 Schedule 5.02(c) attached hereto, or

           viii. engage in any business other than the business presently conducted by it on the date of this Agreement and business of substantially the same type or reasonably related thereto.

        d. Sale of Collateral; Liens on Collateral. Borrower will not sell, assign or discount any of the Collateral with or without recourse, except for the collection or disposition of Accounts or the sale or lease of Inventory in the ordinary course of business; or (except as provided in Section 2.03(h) herein) borrow from anyone on the security of or create, incur or suffer to exist any Lien (other than Bank's, which Borrower warrants is a first priority security interest) on any of the Collateral or permit any financing statement (other than Bank's Financing Statements) to be on file with respect thereto, except for Liens on specific items of Collateral permitted pursuant to Section 2.03(h) hereof. Assets other than the Collateral may be mortgaged in connection with the Headquarters Transaction, assuming consummation of the Headquarters Transaction in a form substantially similar to that described to Bank as of the Closing Date, and provided that if Bank is not involved in the Headquarters Transaction, the Headquarters Transaction must be secured exclusively by the real estate and related personal property, must not (in Bank's reasonable judgment) impair

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Borrower's ability to perform its duties under and comply with the Loan
Documents, and Bank shall have the right to review and approve all documentation evidencing the Headquarters Transaction prior to its execution.

        Bank may, upon prior written request by Borrower, consent (which consent may be withheld at Bank's sole discretion) to the refinance by Borrower and the release from the Security Interest of any of Borrower's Assets (including Mature Engines, airframes, and Leased Engines) which Borrower desires to finance with a third party and in which Assets Borrower desires to grant a security interest to such third party, as long as Borrower is in compliance with all provisions of this Agreement, including without limitation the financial covenants, both before and after giving effect to such release.

        e. Fiscal Year. Borrower will not change its fiscal year from a year ending December 31 without prior reasonable notice to Bank.

        f. Liens. Neither Borrower nor any Subsidiary, as applicable, will create, assume, or suffer to exist any Lien, (including Capitalized Lease Obligations) upon any of its property or assets, whether now owned or hereafter acquired except:

           i. Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

           ii. Permitted Liens as described in Schedule 5.02(f) attached hereto and existing Liens on Borrower's Equipment;

           iii. Purchase money Liens and Capitalized Lease Obligations on machinery and Equipment hereafter acquired, and extensions or renewals of any of the same;

           iv. Liens not placed by Borrower on the Collateral, as to which Liens an Event of Default will not be deemed by Bank to exist for sixty (60) days after its placement if within such time it is removed or bonded off; or

           v.    Liens incurred in connection with the Headquarters Transaction.

        g. Additional Indebtedness. Except for Permitted Loans and the Obligations, Borrower will not incur, create, guarantee, assume or otherwise permit the existence, at any time during any fiscal year of Borrower, of any indebtedness or liability for borrowed money, any indebtedness evidenced by notes, bonds, debentures, or similar obligations or any conditional sales or title retention agreement or capitalized leases without the prior written consent of Bank. Prior to obtaining any Permitted Loan, Borrower must first notify Bank and furnish to Bank any information which Bank may request regarding the proposed

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


Permitted Loan. Further, any payment (of interest or principal) on a Permitted Loan may only be made pursuant to Section 5.01(l) hereof.

        h. Transactions with Affiliates. Neither Borrower nor any Subsidiary will directly or indirectly, purchase, acquire, or lease any property from, or sell, transfer, or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, or make or permit to remain outstanding any loan or advance to or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Affiliate except to the extent that such acts and transactions are on terms not less favorable to Borrower or to any Subsidiary than if no such relationship described above existed. Notwithstanding the foregoing, Borrower shall not so deal with any Affiliate controlled by Borrower that is not a Guarantor.

        i. Amendment to Existing Agreements; Adoption of Plan. Borrower shall not enter into any amendment, change or modification of the Indenture or the documents evidencing the Equitable Loan without prior written consent of Bank. Borrower shall not enter into any amendment, change or modification to any other existing agreements, which change or amendment would have a material effect on the business or condition of Borrower, or suffer or permit to occur any Event of Default or Default thereunder, or adopt a Plan, without the prior written consent of Bank.

        j. Establishment of Subsidiaries. Neither Borrower nor its Subsidiaries, as applicable, will establish or acquire any new subsidiaries without Bank's prior written consent thereto, which consent shall not be unreasonably withheld or denied. Upon the establishment of any such new Subsidiary, Borrower will obtain:

           i. execution of a Corporate Guaranty by such Subsidiary substantially in the form of Exhibit "E" hereto, and

           ii. a pledge of such Subsidiary's Stock and such Subsidiary's assets, and

           iii. in addition, its joinder upon such Loan Documents as Bank shall require in connection with the Loan if in Bank's sole judgment such new Subsidiary directly or indirectly benefits from the proceeds of the Loan.

        k. Policies; Returns and Credits. Borrower shall not materially amend or deviate from any of its policies and procedures with regard to returns of or rejection of Inventory, or with regard to any deduction, discount, credit, or allowance of any kind relating to the sale or lease of Inventory as set forth on
Schedule 5.02(k) hereof. Borrower shall not accept returned goods following an Event of Default.

        l. Change in Management. Borrower shall not make, permit, or suffer any change in senior management of Borrower whereby (a) Zivi Nedivi and John Gleason would fail to remain active in the daily operations of Borrower or, (b) all of the other high level

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


members of current management would fail to remain in place, provided that Borrower shall have ninety (90) days after any such departure, removal or other failure to remain active to select a replacement acceptable to Bank, such approval not to be unreasonably withheld.

        m. Distributions. Borrower shall not, without prior written consent of Bank, make any distribution, or dividend to or repurchase any of its stock from any shareholder or Affiliate of Borrower if such distribution, dividend, or repurchase exceeds fifty percent (50%) of current Net Profit and assuming compliance with the terms of this Agreement before and after giving effect thereto.

V.3 Financial Covenants. Borrower covenants, for so long as any of the principal amount of or interest on the Note is outstanding and unpaid or any duty or Obligation of Borrower hereunder or under any of the other Loan Documents remains unpaid or unperformed, as follows:

        a. Maximum Capital Funds Ratio. The ratio of Total Liabilities (less Subordinated Debt to Capital Funds of Borrower on both an individual operating basis and a consolidated basis) shall never exceed 1.75 to 1.0 at any time during the duration of the Loan. The maximum Capital Funds Ratio shall be computed on a quarterly basis beginning with figures from the December 31, 1997 financial statement of Borrower.

        b. Minimum Consolidated Capital Funds Position. During the term of the Loan, the Capital Funds position of Borrower and its wholly-owned subsidiaries on a consolidated basis shall not be less than Seventy-Five Million and No/100 Dollars ($75,000,000.00) plus fifty percent (50%) of all net profits in each fiscal year, beginning with the fiscal year beginning January 1, 1998. The minimum Capital Funds position shall be computed quarterly beginning with figures from the December 31, 1997 financial statement of Borrower.

        c. Minimum Debt Service Coverage Ratio. Tested quarterly, on both an individual operating basis and a consolidated basis, beginning with the fiscal first quarter of 1998, Borrower's minimum Debt Service Coverage Ratio shall not be less than 1.25 to 1.0.

        d. Senior Debt to EBITDA Ratio. Tested quarterly, beginning with the first fiscal quarter of 1998, Borrower's Senior Debt to EBITDA Ratio shall not be greater than 5.00 to 1.00. For the purposes of this calculation, EBITDA will be calculated quarterly based on Borrower's trailing two quarters EBITDA annualized until June 30, 1998. For all periods thereafter, EBITDA will be calculated based on Borrower's trailing four quarters EBITDA.

        e. Loan. At no time will the outstanding principal balance of the Loan exceed the Borrowing Base. In the event the current principal balance of the Note outstanding at any time exceeds the Borrowing Base at such time, then Borrower shall be required to

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


immediately reduce the outstanding principal balance of the Note (by payment in immediately available funds) to comply with the Borrowing Base.

                                   ARTICLE VI

                              CONDITIONS OF LENDING

A. The First Advance. The obligation of Bank to fund the Loan hereunder on the Initial Advance Date shall be subject to the fulfillment of the following conditions precedent (and, in addition, to the conditions to any Advance set forth in subsection B of this Article VI):

VI.1 Evidence of Borrower Action. Bank shall have received a certificate, dated as of the Closing Date, signed by an Authorized Representative of Borrower, or Guarantor, as applicable:

        a. attaching true and complete copies of the resolutions of its Board of Directors, written action of general partner, or written action of members, as applicable, and of all documents (in form and substance satisfactory to Bank) evidencing other necessary corporate, partnership, or company action taken by Borrower or such Guarantor or Comfort Provider to authorize this Agreement, the Note and the other Loan Documents,

        b. attaching a true and complete copy of its certificate of incorporation and bylaws, partnership agreement, or articles of organization and regulations, as applicable;

        c. setting forth the incumbency of its officers who sign this Agreement, the Note, and the other Loan Documents, including therein signature specimens of such officers, and

        d. attaching a certificate of good standing of the Secretary of State of the state of incorporation or organization of Borrower or such Guarantor and of all states in which Borrower or such Guarantor is qualified to do business, together with such other documents as Bank shall reasonably require.

VI.2 Note. Bank shall have received the Advance Note and the Consolidated Note, executed by an Authorized Representative of Borrower.

VI.3 Opinion of Counsel to Borrower. Bank shall have received the opinion of Stearns Weaver Miller et al, P.A., counsel to Borrower, addressed to Bank and dated the Closing Date, substantially in the form of Exhibit "D" attached hereto, and Fulbright & Jaworski, LLP, counsel to Borrower in connection with the Indenture.

VI.4 Security Agreement and Other Security Documents. Bank shall have received and be in possession of:

        a. the Security Agreement, duly executed by an Authorized Representative of Borrower; and

        b. FAA Security Agreements duly executed by an Authorized Representative of Borrower and attaching a complete and accurate list or lists of all engines owned by Borrower, a Corporate Guaranty from each of Kellstrom Commercial Aircraft, Aero Support Holdings, Inc. and Integrated Technology Holdings Corp.; and

        c. a Comfort Letter from Kellstrom International Sales Corporation, such other supporting documentation as shall be reasonably requested by Bank, in form and substance satisfactory to Bank.

VI.5 Financing Statements. Borrower shall have executed such Financing Statements and other documents as may be required or advisable under the Security Agreement, the FAA Security Agreement or the other Loan Documents, as Bank may request, for the purpose of perfecting the security interests granted therein, including UCC and FAA Financing Statements.

VI.6 Property and Public Liability Insurance. Bank shall have received the policy or policies of property, public and products liability and other insurance required by this Agreement with such endorsements and certificates as may be required thereby.

VI.7 Fees. The Bank and the Participants shall have received the fees described in a side letter between Borrower and Bank (the "FEE LETTERS"), and the fees and disbursements of Bank's counsel shall have been paid.

VI.8 Concerning the Subordinated Debt. Borrower's indebtedness evidenced by the Subordinated Debt shall not be in default.

VI.9 Other Documents. Review and approval by Bank and/or Bank counsel shall have been obtained of:

        a. a Consent of Lessor and a conditional assignment of any real property lease to which Borrower is a party (except as to the San Carlos, California leased property, provided that the level of Inventory on the San Carlos, California leased property is less than Six Hundred Thousand and No/100 Dollars ($600,000.00) on the Closing Date).

        b.       any other document requested by Bank or its counsel.

VI.10 Asset-Based Lending Audit. Prior to the Initial Advance, Bank shall have conducted a comprehensive asset-based lending audit at Borrower's expense, the results of which shall be satisfactory to Bank, in Bank's sole judgment, and Bank shall have confirmed to Borrower that such audit is satisfactory.

        A comprehensive Inventory evaluation shall be conducted at Borrower's expense by a consulting firm satisfactory to Bank pre-closing, and the results of such audit shall be satisfactory to Bank, in Bank's sole judgment and Bank shall have confirmed to Borrower that such evaluation is satisfactory.

VI.11 Stock of Subsidiaries. Borrower shall pledge all the stock of all Subsidiaries, whether currently existing or formed or acquired post-closing, and deliver possession of all stock certificates pledged, to Bank as further security for the Loan. All Borrower's Subsidiaries shall join in the covenants and other provisions of the Loan Documents, and shall guarantee the Loan and pledge their assets to Bank as further security for the Loan.

VI.12 December 31, 1997 Draft Financial Statements. Borrower shall provide Bank with a copy of the draft December 31, 1997, financial statements; Bank acknowledges that such financial statements are in draft form and may be subject to further adjustment.

VI.13 Credit Approval. Bank (and each Participant) shall have obtained credit approval for its proportionate share of the Commitment, which approval has been obtained.

B. All Advances. The obligation of Bank to make any Advance on any Borrowing Date (including the Closing Date) is subject to the satisfaction of the following conditions precedent as of such Borrowing Date:

VI.14 Compliance. On each Advance Date, and after giving effect to the Advances to be made thereon:

        a. Borrower shall be in compliance with all of the terms, covenants and conditions of this Agreement, the Note and the other Loan Documents;

        b. there shall exist no Default or Event of Default hereunder or thereunder;

        c. the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct, with the same effect as though such representations and warranties had been made on such Borrowing Date (after giving effect to any updating by Borrower of the Exhibits referred to in such representations and warranties), except such matters relating thereto as are indicated in each Borrowing Request, which shall be satisfactory to Bank in its reasonable discretion; and

        d. there shall have occurred no material adverse change in the financial condition, operations, status, business, prospects, Assets or property of Borrower and any Affiliate since the Closing Date. The acceptance of each Advance shall constitute a certification by Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

VI.15 Delivery of Documents. All documents required by the provisions of this Agreement to be executed or delivered to Bank on or before such Borrowing Date shall have been executed and shall have been delivered at the office of Bank set forth in Section 9.03 on or before such Advance Date.

VI.16 Borrowing Request. By 12 p.m. Eastern Standard Time on such Borrowing Date Bank shall have received a Borrowing Request duly executed by an Authorized Representative of Borrower, together with a Borrowing Base Certificate if required pursuant to Section 5.01(a)(iii).

VI.17 Supplemental Opinions. If requested by Bank with respect to such Borrowing Date, there shall have been delivered to Bank favorable supplementary opinions of counsel to Borrower, addressed to Bank and dated such Borrowing Date, covering such matters incident to such transactions contemplated herein as Bank shall reasonably request.

VI.18 Documentation and Proceedings. All corporate and legal proceedings and all documents and papers in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Bank and Bank shall have received all information and copies of all documents that it may have reasonably requested in connection therewith, such documents where appropriate to be certified by an Authorized Representative of Borrower or proper governmental authorities.

VI.19 Required Acts and Conditions. All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to such Borrowing Date and the continued performance and effectiveness of this Agreement, the Note and the other Loan Documents, shall have been done and performed and shall have happened in due compliance with all applicable laws, including the payment of all Unused Fees and other fees due and payable on or prior to such Borrowing Date.

VI.20 Approval of Bank's Counsel. All legal matters in connection with the making of each Advance shall be satisfactory to Bank's counsel.

VI.21 Guaranty and Pledge Agreement from Affiliates Created Post-Closing. Bank shall have received guaranties and pledge agreements duly executed by Borrower assigning to Bank as security for the Loan all Borrower's right, title and interest in and to any Affiliate of Borrower created after the Closing Date in which Borrower has an Ownership Interest, including any such Affiliate created for the purpose of acquiring Assets, and in the case of any such Affiliate that is a corporation, Borrower shall have delivered to Bank the stock of such Affiliate, together with all necessary endorsements. Borrower shall cause any such Affiliates that are Subsidiaries to be added as guarantors of the Loan immediately upon organization of any such Affiliates.

VI.22 Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct on and as of the date hereof, and on the date of each Advance hereunder, and no material omission shall have been made in any disclosure by Borrower to Bank concerning its business operations, financial condition or any aspect of the Loan.

VI.23 No Default or Adverse Change. On the date hereof and on the date of each Advance, Borrower shall be in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and no Event of Default or Default or adverse change in the condition or operations of Borrower shall have occurred and be continuing at such time.

VI.24 Loan Documents. Borrower shall have delivered or caused to be delivered to Bank all the Loan Documents (including, without limitation, the Opinion, the Security Agreement and all applicable Consents of Lessor, in form and substance satisfactory to Bank, as Bank may request), and all of the Loan Documents shall be in full force and effect. Borrower shall have executed all Financing Statements necessary for perfection of Bank's security interest in the Collateral and taken all other steps necessary to enable Bank to perfect Bank's security interest in the Collateral. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be satisfactory in substance and form to Bank, and Bank shall have received all such counterpart originals or certified or other copies of such documents as Bank may reasonably request.

VI.25 Payment of Unused Fee. Borrower shall have paid to Bank any Unused Fee then due and owing.

VI.26 Subordination Agreement. Bank shall have received a Consent of Lessor or other landlord subordination agreements and waivers and conditional assignments of any real property leases to which Borrower is a party, provided that no such landlord subordination agreement shall be necessary for any real property in San Carlos, California leased by Borrower as of the Closing Date or the date of a Subsequent Advance if the level of Inventory located on such premises does not exceed Six Hundred Thousand and No/100 Dollars ($600,000.00) as of the Closing Date, or the date of the related Subsequent Advance, as applicable. Borrower shall provide the Consent of Lessor, landlord subordination agreement, and other documents that Bank may require, in a form satisfactory to Bank. Bank shall have sole discretion in determining the satisfactory nature of any such documents.

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


VI.27 FAA Filing and Lien Search. Prior to any Advance with respect to any Whole Aircraft Engine having at least 750 rated takeoff horsepower or equivalent or any aircraft propeller capable of absorbing 750 or more rated takeoff shaft horsepower, Borrower shall be required to: (a) grant to Bank and perfect a security interest therein including, without limitation, filing all applicable Financing Statements with the FAA; (b) provide to Bank copies of an Appraisal and all insurance covering such engine; (c) in addition, for any such engine that is a Leased Engine, provide to Bank an Appraisal, a copy of the lease covering such engine, and lessee's financial information (whether obtained from the lessee or from other sources); (d) in addition, for any Whole Aircraft Engine that is not a Leased Engine, provide to Bank copies of purchase agreements and other purchase information; (e) provide to Bank an Appraisal and a lien search satisfactory to Bank and from a search firm satisfactory to Bank that such Collateral is free and clear of any encumbrances; and (f) provide to Bank any other information reasonably requested by Bank. Borrower shall also provide to Bank a post-closing lien search indicating that liens other than Bank's lien have been released.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

VII.1 Events of Default. The following each and all are Events of Default hereunder:

        a. Monetary Default. If Borrower shall default in any payment of principal, interest, or other charges in respect of any Obligations including, but not limited to, the Loan, within ten
                 (10) days of the date due and payable, whether on demand, at maturity, by acceleration or otherwise; or

        b. Certain Non-Monetary Defaults. If Borrower shall default in the performance of or compliance with Subsection 5.01(c) as to corporate existence, any term or covenant contained in Section
                 5.02 of this Agreement as to negative covenants or in subsections (d) through (i) of this Article VII (after the expiration of any applicable grace periods); or

        c. Other Non-Monetary Defaults. If Borrower shall default in the performance of or compliance with Section 5.03, or with any other term or covenant contained in the Loan Documents, which default or non-compliance shall continue and not be cured within sixty (60) days of notice thereof to Borrower by Bank; or

        d. Misrepresentation. If any representation, warranty, certificate, schedule, or other information made or furnished in writing by or on behalf of Borrower herein or in any other Loan Document shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed; or

        e. Bankruptcy, Insolvency, Dissolution, or Liquidation. If Borrower or any Subsidiary shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application against Borrower or any Subsidiary, or any such proceeding shall have been commenced against any thereof (provided that proceedings filed against Borrower or such Subsidiary shall not constitute Events of Default if:

                 i. Bank shall have been notified promptly of such proceedings,

                 ii. such proceedings have been released within sixty (60) days after being instituted, and

                 iii. no other default or Event of Default exists under any Loan
                      Document at the time of such proceeding or thereafter);

                 or if Borrower, or any Subsidiary shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for Borrower, or any such Subsidiary or a substantial part of its assets, or Borrower, or any Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for Borrower, or any such Subsidiary or any substantial part of any of its properties; or if any order, judgment, or decree is entered in any proceedings against Borrower, or any Subsidiary decreeing the dissolution or liquidation of Borrower, or any such Subsidiary; or

        f. Final Judgment. If a final judgment for the payment of money in excess of Three Hundred Thousand and No/100 Dollars ($300,000.00) individually or One Million and No/100 Dollars ($1,000,000.00) in the aggregate shall be rendered against Borrower or any Subsidiary, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed; or

        g. Revocation of Consent or License. If any consent, approval, franchise, license or permit of any governmental agency or body necessary for the ownership of Borrower's assets or the operation of Borrower's business is cancelled, revoked or modified in a manner which materially adversely affects Borrower or its properties or there is any other event or occurrence which results in a material adverse change to the condition or operations of Borrower which adversely affects Borrower's ability to fulfill its obligations hereunder; or

        h. Enforceability of Loan Documents. If any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Person executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby (except if such result is solely due to willful misconduct or gross negligence by Bank); or

        i. Impairment of Payment. If Bank in good faith believes that the prospect of payment or performance of all or any part of the Obligations or the value of any of the Collateral is impaired.

                                  ARTICLE VIII

                              RIGHTS UPON DEFAULT

Upon the occurrence of any Event of Default, Bank shall have and may exercise any or all of the rights set forth herein provided, however, Bank shall be under no duty or obligation to do so.

VIII.1 Acceleration. To declare the indebtedness evidenced by the Note and all other Obligations to be forthwith due and payable, whereupon the Note and all other Obligations shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or in such other Obligations to the contrary notwithstanding and, upon such acceleration, the unpaid principal balance and accrued interest upon the Note shall from and after such date of acceleration bear interest at the Default Rate. Notwithstanding anything to the contrary herein, upon the occurrence of an Event of Default of the type specified in
Section 7.01(e), the Loan shall be automatically accelerated and the Commitment shall be automatically terminated.

VIII.2 Right of Setoff. To exercise its right of setoff as permitted under
Section 2.09.

VIII.3 Other Rights. To exercise such other rights as may be permitted under any of the Loan Documents.

VIII.4 Uniform Commercial Code. To exercise from time to time any and all rights and remedies of a secured creditor under the UCC as in effect from time to time in the State of Florida and any and all rights and remedies available to it under any other applicable law.

                                   ARTICLE IX

                                 MISCELLANEOUS

IX.1 No Waiver, Cumulative Remedies. No failure or delay on the part of Bank in exercising any right, power or remedy hereunder, or under the Note or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.

IX.2 Entire Agreement; Amendments, etc. Except as otherwise expressly provided (including without limitation in Section 4.14 hereof), this Agreement and the other Loan Documents embody the entire Agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. No amendment, modification, termination or waiver of any provision of this Agreement, the Note or the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Bank and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

IX.3 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telex, telecopier or telegraphic communications) and shall be sufficient if mailed, sent by overnight courier, telexed, telecopied, telegraphed or delivered to the applicable party at the address indicated below:

               If to Borrower:      Michael W. Wallace
                                    Chief Financial Officer
                                    Kellstrom Industries, Inc.
                                    14000 N.W. 4th Street
                                    Sunrise, FL  33325
                                    Facsimile:  954-845-0428

               With a copy to:      Shawn Bayne, Esq.
                                    Stearns Weaver Miller Weissler
                                       Alhadeff & Sitterson, P.A.
                                    200 East Broward Boulevard
                                    Fort Lauderdale, Florida 33301
                                    Facsimile: 954-462-9567

               If to Bank:          Andrew D. Hahn
                                    Barnett Bank, N.A.
                                    1 East Broward Boulevard
                                    Fort Lauderdale, FL 33301
                                    Facsimile: 954-765-1663

               With a copy to:      Judith L. Keiser, Esq.
                                    English, McCaughan & O'Bryan, P.A.
                                    100 N.E. Third Avenue, Suite 1100
                                    Fort Lauderdale, FL  33301
                                    Facsimile:  954-763-2439

               and to:              Barnett Bank, N.A.
                                    2700 Douglas Road
                                    Floor M, Suite 200
                                    Coral Gables, FL 33134
                                    Attn:  Asset-Based Lending Department

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to the delivery with the terms of this Section. Except as otherwise expressly provided in this Agreement, all such notices, requests, demands and other communications shall, when mailed, telexed, telecopied or telegraphed, be effective four (4) days after being deposited in the mails (postage paid), on the date sent over a telex or telecopier owned or operated by a party hereto (with an answer back response set forth on the sender's copy of the document in the case of a telex) or delivered to Borrower addressed as aforesaid or delivered to the other party at the address set forth above.

IX.4 Applicable Law. This Agreement, and each of the Loan Documents and transactions contemplated herein shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to its principles of conflict of laws.

IX.5 Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents and be true and correct during the duration of the Loan.

IX.6 Time of the Essence. Time is of the essence of this Agreement, the Note and the other Loan Documents.

IX.7 Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

IX.8 Severability. In case any one or more of the provisions contained in this Agreement, the Note or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, the Note or the other Loan Documents, but this Agreement, the Note and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein.

IX.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

IX.10 Conflict. In the event any conflict arises between the terms of this Agreement and the terms of any other Loan Document, Bank shall have the option of selecting which conditions shall govern the loan relationship evidence by this Agreement and, if Bank does not so indicate, the terms of this Agreement shall govern in all instances of such conflict.

IX.11 Duration. The duration of this Agreement shall be for such period of time until the Loan and the Note have been repaid in full, and all of the other Obligations have been paid to Bank in full.

IX.12 Expenses. Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save Bank harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this transaction (including attorneys' fees (whether incurred at trial, in any bankruptcy or appellate proceeding or otherwise) and the fees and commissions of collection agencies or other costs and penalties incurred by Bank in enforcing its rights under the Loan Documents or pursuant to law), all Prepayments Costs, all taxes, together in each case with interest and penalties, if any, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery, and performance of the
Note issued under or pursuant to this Agreement (excepting only any tax on or measured by net income of Bank determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the IRS
Code), all costs incurred by Bank in connection with Hazardous Materials found on or affecting the Property or Borrower's operations; the reasonable legal fees and expenses (whether incurred at trial, in any bankruptcy or appellate proceeding or otherwise) of counsel to Bank in connection with the negotiation, preparation and enforcement of this Agreement, the Note, the Security Agreement, or any of the other Loan Documents, or incurred by Bank in its efforts to enforce payment of Accounts, whether incurred through judicial proceedings or otherwise, and whether incurred at trial, in any bankruptcy or appellate proceeding or otherwise. Borrower either

        a. agrees to pay all documentary stamp taxes due as a result of the closing of this transaction within the State of Florida, or

        b. acknowledges that at its request the Loan is being closed outside of the State of Florida and that no Florida documentary stamp taxes are being paid by Bank on the Note.

        Borrower agrees to indemnify and hold Bank harmless from the payment of all documentary stamp taxes, together with any penalties and interest thereon, if Bank, at any time or for any reason, is required to pay such taxes under the laws of the State of Florida (other than any liability that results from Banks gross negligence or willful misconduct). The obligations of Borrower under this
Section 9.12 shall survive payment of the Note. The obligations of Borrower hereunder and the provisions of any other Loan Document do not affect Borrower's right to contest any tax after payment of the disputed amounts or establishment of adequate reserves, as applicable.

IX.13 Successors and Assigns. All covenants and agreements in this Agreement and the other Loan Documents by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns (including Participants and including NationsBank, N.A., as successor by merger to Barnett Bank, N.A.) of the parties hereto whether so expressed or not provided; however, this clause shall not by itself authorize any delegation of duties by Borrower or any other assignment which may be prohibited by the terms and conditions of this Agreement, and provided further that the parties (including any such successors and assigns and Participants) intend that this Agreement is solely for their benefit and no person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise. Bank may assign its interest in this Agreement and the Loan to persons other than Participants and NationsBank, N.A. upon prior written notice to Borrower, such notice to be provided in a reasonable time (not to exceed thirty (30) days) before the effective date of such assignment. Borrower shall have the right at any time during the term of the Loan to permanently reduce and/or terminate the Loan by payment in full of all principal, interest and other fees and expenses hereunder and under the other Loan Documents. Borrower shall not have any right to the refund of any fees upon such reduction or termination, but shall have no liability for Unused Fees due after such termination.

IX.14 Cross Defaults. A Default under any Loan Document, including a Default under this Agreement, shall be and constitute a Default under each and every Loan Document, including this Agreement. A Default under the Headquarters Transaction shall be and constitute a Default under the Loan, and a Default under the Loan shall be and constitute a Default under the Headquarters Transaction (when and if consummated).

IX.15 Non-Waiver. No delay, forbearance, or non-exercise by Bank in exercising any of its rights under this Agreement and no course of dealing between Bank and Borrower shall operate as a waiver of any rights of Bank unless Bank has expressly so waived said rights in a writing signed by it. Any such action shall not preclude Bank from thereafter exercising its rights as set forth in this Agreement.

IX.16 WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER BANK OR BORROWER OR ANY OTHER PERSON. THIS WAIVER OF TRIAL BY JURY BY BORROWER IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, sealed and delivered, as applicable, by its duly Authorized Representatives on the day and year first above written.

                                       BORROWER:

                                       KELLSTROM INDUSTRIES, INC.

                                       By:
                                          --------------------------------------
                                           Michael W. Wallace
                                           Chief Financial Officer

                                       BANK:

                                       BARNETT BANK, N.A.

                                       By:
                                          --------------------------------------
                                           Andrew D. Hahn
                                           Senior Vice President

                        JOINDER AND CONSENT OF GUARANTORS

        The undersigned, as Guarantors of that certain Note of even date herewith, executed and given by Kellstrom Industries, Inc., a Delaware corporation (the "BORROWER"), in favor of Barnett Bank, N.A., a national banking association, its successors, assigns and affiliates (the "BANK"), hereby join in the execution of this Agreement for the purpose of affirming the representations and warranties specifically set forth herein and signifying their consent and agreement to all of the covenants contained herein, and the Guarantors hereby agree to be bound by all of the provisions of this Agreement to the extent such provisions relate to or impose obligations on the Guarantors.

                                       Kellstrom Commercial Aircraft, Inc.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Kellstrom International Sales Corporation

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Aero Support Holdings, Inc.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Integrated Technology Holdings Corp.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   EXHIBIT "A"

                              FORM OF ADVANCE NOTE

                                    Attached

                                   EXHIBIT "B"

                           FORM OF CONSOLIDATED NOTE

                                    Attached

                                   EXHIBIT "C"

                           FORM OF SECURITY AGREEMENT

                                    Attached

                                   EXHIBIT "D"

                               OPINION OF COUNSEL

                                    Attached

                                   EXHIBIT "E"

                           FORM OF CORPORATE GUARANTY

                                    Attached

                                   EXHIBIT "F"

                           BORROWING BASE CERTIFICATE

                                    Attached

                                   EXHIBIT "G"

                                BORROWING REQUEST

                                    Attached

                                   EXHIBIT "H"

            PREAPPROVED FOREIGN WHOLE AIRCRAFT ENGINES AS OF CLOSING

                                      None

                                  SCHEDULE 4.07

                               PENDING LITIGATION

                                      None

                                SCHEDULE 5.01(l)

                                OUTSTANDING DEBT



Equitable Loan

Debentures

                                SCHEDULE 5.02(c)

                               PLACES OF BUSINESS

Street Address                                            Leased or Owned
--------------                                            ---------------
Kellstrom Industries, Inc.                                       Owned
14000 N.W. 4th Street
Sunrise, FL  33325

Kellstrom Industries, Inc.                                       Leased
821 Industrial Road
San Carlos, CA  94070

Aero Support Holdings, Inc.                                      Leased
112 Turn Row
Lafayette, LA  70502

Aero Support Holdings, Inc.                                      Leased
44 Hudson Street
New York, NY  10013

                     LOCATION OF REPAIR FACILITIES AT WHICH
                         COLLATERAL IS CURRENTLY LOCATED

                                   California
                                   Connecticut
                                     Florida
                                     Georgia
                                    Missouri
                                    New York
                                      Texas

                                SCHEDULE 5.02(f)

                                 PERMITTED LIENS

                                      None

                                SCHEDULE 5.02(k)

                           RETURNS AND CREDIT POLICIES

                               [provided to Bank]